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Exhibit 2.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

among

ENERNOC, INC.,

PINPOINT POWER DR LLC,

PINPOINT POWER LLC

and

TOM ATKINS

ARTICLE X MISCELLANEOUS		19
SECTION 10.01	NOTICES	19
SECTION 10.02	ENTIRE AGREEMENT	19
SECTION 10.03	MODIFICATIONS AND AMENDMENTS	19
SECTION 10.04	WAIVERS AND CONSENTS	20
SECTION 10.05	ASSIGNMENT	20
SECTION 10.06	PARTIES IN INTEREST	20
SECTION 10.07	GOVERNING LAW; JURISDICTION	20
SECTION 10.08	HEADINGS AND CAPTIONS	20
SECTION 10.09	EXPENSES	20
SECTION 10.10	COUNTERPARTS	20
SECTION 10.11	LIMITATIONS ON OBSERVER RIGHTS	20

INDEX TO SCHEDULES

Schedule 1.01(c)	Accrued Loan Expense by Percentage of Outstanding Loans

INDEX TO EXHIBITS

Exhibit 2.18	Transfer Instruments
Exhibit 6.09	Target's Certificate of Formation and Operating Agreement
Exhibit 7.03	Pinpoint Security Agreement

MEMBERSHIP INTEREST PURCHASE AGREEMENT

        THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") is entered into as of this 24th day of June, 2004 (the "Execution Date") by and among EnerNOC, Inc., a Delaware corporation, having an address of One Faneuil Hall Marketplace, 3rd Floor, Boston, Massachusetts 02109 (the "Buyer"), Pinpoint Power DR LLC, a Massachusetts limited liability company ("Target"), Pinpoint Power LLC, a Massachusetts limited liability company, having an address of 1040 Great Plain Avenue, Second Floor, Needham, MA 02492 (the "Seller") and Thomas E. Atkins ("Atkins"). Each of the Parties hereto is sometimes referred to individually as a "Party" and together as the "Parties".

        WHEREAS, Seller is the owner of all equity interests of every kind and description of Target (said equity interests being herein referred to as the "Interests");

        WHEREAS, Seller has entered into that certain agreement by and between the Independent System Operator of New England (the "ISO") and Seller to provide to the ISO 46 MW of Supplemental Installed Capacity for Southwest Connecticut (the "SWCT Agreement"), dated as of April 15, 2004;

        WHEREAS, Seller has assigned and transferred to Target the SWCT Agreement and all of the business associated with the SWCT Agreement, including without limitation all customer contracts, permits, approvals, properties, assets and liabilities associated therewith (all of Target's business shall be referred to herein as the "Business");

        WHEREAS, Buyer and Target have entered into that certain Security Agreement (the "EnerNOC Security Agreement") and that certain IBCS Provider Technology and Managed Services Agreement (the "Services Agreement") and that certain Note Purchase Agreement (the "Note Purchase Agreement") all of even date herewith;

        WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the Interests of Target; and

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties intending to be legally bound agree as follows:

ARTICLE I
PURCHASE AND SALE OF THE INTERESTS

        SECTION 1.01

        (a)   Purchase and Sale of the Interests.    On the basis of the representations, warranties and undertakings set forth in this Agreement, and on the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.02), Seller shall sell its Interests to Buyer, and Buyer shall purchase such Interests from Seller, free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions of every kind and nature other than that granted to Seller by Buyer pursuant to that certain Pinpoint Security Agreement more fully described in Section 7.03 (together, the "Claims").

        (b)   Consideration for the Interests.    In consideration for the Interests, and subject to the satisfaction of the terms and conditions set forth in this Agreement, Buyer shall pay to Seller, an aggregate purchase price (the "Purchase Price") as follows:

          (i)    Cash Payments.    Commencing on the Closing Date and continuing through the remainder of the SWCT Term (as defined below), Buyer shall remit to Seller, quarterly, eighty percent (80%) of the Net Income (as defined below), calculated based upon the good faith estimate of Buyer (the "Cash Payments"), the first such installment being payable in immediately payable funds within seven (7) days from the end of the first full three month period after the Closing Date; provided, however, in the event that any such estimate is not fully accurate, then each fourth quarterly Cash Payment shall be adjusted to an amount equal to the difference between (X) eighty percent (80%) of the aggregate Net Income generated during the preceding twelve (12) months and (Y) the aggregate of the three (3) preceding Cash Payments remitted to Seller by Buyer, and provided further, however, that the last payment to be made by Buyer to Seller pursuant to this Section 1.01(b)(i) shall be based on actual figures and not on a good faith estimate. Any Cash Payment pursuant to this Section 1.01(b)(i) shall be due within seven (7) days from the end of the quarterly period for which such Cash Payment accrues to Seller (each, a "Due Date"). In addition, at Seller's option, all or a portion of any such Cash Payment allocable to Seller shall be applied to repayment of the Notes effective as of the Due Date associated with such Cash Payment.

          (ii)   Stock Grants.    Buyer shall issue to Seller the following number of shares of common stock of Buyer, $0.001 par value per share (the "Common Stock"):

            (A)  On the Closing Date, that number of shares of Common Stock calculated by multiplying the Initial Equity Contribution (as defined below) by the quotient of (X) the Fully Diluted Capital Stock (as defined below) of Buyer on the Closing Date by (Y) $10,825,000.00 (the "2005 Valuation"), the resulting product rounded up or down as appropriate to the nearest whole number; provided, that the shares of Common Stock shall not exceed 2.26% of the Fully Diluted Capital Stock as of the Closing Date (the "2005 Cap").

            (B)  On October 1, 2005, that number of shares of Common Stock calculated by multiplying the Initial Post-Closing Reserves (as defined below) by the quotient of (X) the Fully Diluted Capital Stock (as defined below) of Buyer on October 1, 2005 by (Y) the 2005 Valuation, the resulting product rounded up or down as appropriate to the nearest whole number; provided, that the shares of Common Stock granted to Atkins as of October 1, 2005 shall not exceed the 2005 Cap.

            (C)  On the first anniversary of the Closing Date, that number of shares of Common Stock calculated by multiplying twenty percent (20%) of the Net Income from June 1, 2005 through May 31, 2006 by the quotient of (X) the Fully Diluted Capital Stock on the first anniversary of the Closing Date by (Y) $16,650,000.00 (the "2006 Valuation"), the resulting product rounded up or down as appropriate to the nearest whole number; provided, that the shares of Common Stock granted to Atkins as of the first anniversary of the Closing Date shall not exceed 3.74% of the Fully Diluted Capital Stock as of the first anniversary of the Closing Date (the "2006 Cap").

            (D)  On the second anniversary of the Closing Date, that number of shares of Common Stock calculated by multiplying twenty percent (20%) of the Net Income from June 1, 2006 through May 31, 2007 by the quotient of (X) the Fully Diluted Capital Stock on the second anniversary of the Closing Date by (Y) $25,400,000.00 (the "2007 Valuation"), the resulting product rounded up or down as appropriate to the nearest whole number; provided, that the shares of Common Stock granted to Atkins as of the second anniversary of the Closing Date shall not exceed 4.71% of the Fully Diluted Capital Stock as of the second anniversary of the Closing Date (the "2007 Cap").

            (E)  On the third anniversary of the Closing Date, that number of shares of Common Stock calculated by multiplying twenty percent (20%) of the Net Income from June 1, 2007 through May 31, 2008 by the quotient of (X) the Fully Diluted Capital Stock on the third anniversary of the Closing Date by (Y) $38,500,000.00 (the "2008 Valuation"), the resulting product rounded up or down as appropriate to the nearest whole number; provided, that the shares of Common Stock granted to Atkins as of the third anniversary of the Closing Date shall not exceed 5.36% of the Fully Diluted Capital Stock as of the third anniversary of the Closing Date (the "2008 Cap").

            (F)  On the fourth anniversary of the Closing Date, that number of shares of Common Stock calculated by multiplying twenty percent (20%) of the Net Income from June 1, 2008 through May 31, 2009 by the quotient of (X) the Fully Diluted Capital Stock on the fourth anniversary of the Closing Date by (Y) $58,200,000.00 (the "2009 Valuation" and each of the 2005 Valuation, 2006 Valuation, 2007 Valuation, 2008 Valuation and the 2009 Valuation is a "Yearly Valuation"), the resulting product rounded up or down as appropriate to the nearest whole number; provided, that the shares of Common Stock to Atkins as of the fourth anniversary of the Closing Date shall not exceed 5.78% of the Fully Diluted Capital Stock as of the fourth anniversary of the Closing Date (the "2009 Cap" and each of the 2005 Cap, 2006 Cap, 2007 Cap, 2008 Cap and the 2009 Cap is a "Cumulative Yearly Cap").

          (iii)  Failure to Repay Debt.    Notwithstanding anything to the contrary in this Agreement, if the outstanding principal and interest on either of the promissory notes issued pursuant to the Note Purchase Agreement (the "Loans") have not been paid in full by Target, Seller or any other third party and discharged by December 1, 2005, then such Loans shall be forgiven in their entirety and all rights of Seller to receive stock grants or Cash Payments hereunder shall terminate as of December 1, 2005 and be of no further force and effect; provided, however, that Seller shall receive (1) a Cash Payment in an amount equal to the difference between (A) eighty percent (80%) of the aggregate Net Income generated during the period starting on the Closing Date and ending on December 1, 2005 (the "Final Payment Period") and (B) the aggregate of any preceding Cash Payments remitted to Seller by Buyer during the Final Payment Period; and (2) that number of shares of Common Stock calculated by multiplying twenty percent (20%) of the Net Income during the Final Payment Period by the quotient of (X) the Fully Diluted Capital Stock on December 1, 2005 by (Y) the 2006 Valuation, the resulting product rounded down to the nearest whole number and provided, further, that the shares of Common Stock issuable to Atkins as of December 1, 2005 shall not exceed the 2006 Cap. The Cash Payment described in this Section 1.01(b)(iii) shall be due by January 17, 2006.

          (iv)  Exceedance of Cumulative Yearly Cap Limitation.

            (A)  Notwithstanding anything to the contrary in this Section 1.01 and subject to the specific treatment of the Initial Post-Closing Reserves described below in

    Section 1.01(b)(iv)(B), if at any time in which Seller is to receive stock, Atkins, his Immediate Family (as defined below) and any entity in which Atkins or members of his Immediate Family holds at least five percent of its voting securities, hold securities (other than shares issued as "Additional Compensation" pursuant to Section 3 and Schedule A of that certain Employment Agreement of even date herewith by and between Atkins and Buyer) of the Buyer which, when added to the stock that is due, would meet or exceed an applicable Cumulative Yearly Cap, then in lieu of that portion of such stock which would exceed the applicable Cumulative Yearly Cap, Seller shall be entitled to receive cash in immediately available funds representing all or that portion of such stock that would exceed such applicable Cumulative Yearly Cap multiplied by the quotient of the applicable (X) Yearly Valuation and (Y) Fully Diluted Capital Stock referenced in Section 1.01(b)(ii) as appropriate for such stock. Such payment shall be due within seven (7) days from the end of the quarterly period for which the payment obligation accrues.

            (B)  If Buyer's issuance of stock to Seller pursuant to Section 1.01(b)(ii)(B) would exceed the 2005 Cap, then the cash equivalent representing that portion of such stock that would exceed the 2005 Cap (applying the calculation described in Section 1.01(b)(iv)(A)) that is attributable solely to the Initial Post-Closing Reserves (the "Excess Reserves") shall be added to Net Income as if such Excess Reserves were released on October 2, 2005; provided, that any portion of Initial Post-Closing Reserves that are converted into stock at the 2005 Valuation pursuant to Section 1.01(b)(ii)(B) shall never be reflected in Net Income.

          (v)   Interest on Late Payments.    Any payment pursuant to Section 1.01(b)(i), Section 1.01(b)(iii) or Section 1.01(b)(iv) that is not remitted to Seller within the time frames specified therein, shall be subject to interest at a rate of 14% per annum from the Due Date.

          (vi)  Reservation of Common Stock; Merger.    All shares of Buyer's Common Stock that Buyer is obligated to issue to Seller pursuant to this Agreement ("Shares") will, upon issuance, be validly authorized, fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issuance thereof. Buyer shall bear all costs associated with the issuance of the Shares. Buyer shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock for the issuance of the maximum number of Shares then issuable by the Buyer to Seller subject to any Cumulative Yearly Cap. In the event Buyer shall propose to effect any merger or consolidation of Buyer with or into any other corporation or entity (other than a merger or consolidation that does not result in any exchange, reclassification, or change of the Common Stock) then (I) as a condition precedent to such merger or consolidation, the corporation or entity formed by or resulting from such merger or consolidation ("Surviving Entity") shall assume the obligation to deliver the Shares to Seller pursuant to this Agreement and (II) from and after the closing of any such merger or consolidation, the Shares issuable by the Surviving Entity as required by this Agreement shall be such number of Replacement Securities (as hereinafter defined) as would have been issued to Seller had the Shares been issued prior to such merger or consolidation and exchanged, reclassified, or changed as part of the said merger or consolidation. For the purposes hereof, the term "Replacement Securities" shall mean those securities issued in exchange for or upon the reclassification or change of the Common Stock as a result of the consummation of the such merger or consolidation.

        (c)   Definitions.    For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

          (i)    "Fully Diluted Capital Stock" shall mean the total amount of Common Stock, preferred stock, convertible debt, options and warrants of Buyer on an as exercised and/or as if converted basis.

          (ii)   "Immediate Family" shall mean with respect to the subject person, that person's spouse, parents, children and siblings and each of such children's and sibling's spouse and children.

          (iii)  "Initial Equity Contribution" shall mean 20% of the Net Income generated during the Initial Period.

          (iv)  "Initial Period" shall mean the period of time from Execution Date and continuing until the Closing Date.

          (v)   "Initial Post-Closing Reserves" shall mean twenty percent (20%) of any funds which were Reserved prior to the Closing Date and were released from Reserves between Closing and October 1, 2005 inclusive.

          (vi)  "Net Income" means for any applicable period (whether month, quarter, or year) (a) the gross income of Target for that period, plus (b) any amounts previously reserved by Target for liabilities which are released (on a basis consistent with generally accepted accounting principles ("GAAP")) from Reserves during that period (except for the Initial Post-Closing Reserves, which are to be accounted for as specified in Section 1.01(b)(ii)(B) and Section 1.01(b)(iv)(B), plus (c) any amounts released from the Escrow Account during that period which are in excess of amounts described and allocated in Section 4.01A(a), less (d) the cost of any insurance required to be maintained by Target pursuant to the SWCT Agreement and paid for by Target (up to a maximum amount per calendar month of $1,500) during that period, less (e) amounts placed into Reserves by Target during that period, less (f) expenses of Target pursuant to the Services Agreement paid during that period, less (g) reasonable expenses directly related to the Business and which are paid during that period to persons other than Buyer, employees of Buyer and/or Target, and the Affiliates of Target and Buyer, less (h) the monetary value of any liquidated damages levied by and paid to ISO during that period with respect to performance under the SWCT Agreement ("Penalty") unless the remaining amount of the Escrow Account after the payment of such Penalty would exceed the aggregate of (X) the then outstanding balance on the Credit Requirement Note and (Y) the amount of any funds held as security deposits and owed to customers of Target pursuant to such customers' contracts with Target (the "Security Deposit"), and, after the Closing, less (i) an amount equal to that portion of the outstanding principal and interest on the Loans opposite the relevant month set forth on Schedule 1.01(c) ("Loan Expense").

          (vii) "Affiliate" means any person or entity which (i) is controlled by the subject person or entity; (ii) controls the subject person or entity, or (iii) is controlled by any other person or entity which also controls the subject person or entity, where "controlled" and "controls" means (x) the ownership of fifty percent (50%) or more of the voting stock or interests of that person or entity or (y) the right to receive fifty percent (50%) or more of the periodic or liquidating dividends or distributions from that person or entity.

          (viii) "Escrow Account" shall mean the credit requirement required pursuant to Section 2.4 of the SWCT Agreement with ISO.

          (ix)  "Reserves" means (a) amounts which are subject to clawback by, true-up with or refund to ISO pursuant to Section 4.2 of the SWCT Agreement, provided, however, that any Security Deposits shall not be included as a "Reserve" hereunder, and (b) payments received from ISO for customers of Target up to $25/kW-mo per customer which are in excess of amounts currently payable to customers.

          (x)   "SWCT Term" shall mean the period of time commencing on the effective date of the SWCT Agreement and terminating on the next payment quarter pursuant Section 1.01(b)(i) following the last payment made by ISO to Target pursuant to the SWCT Agreement.

        (d)   Further Assurances.    At any time and from time to time after the Closing Date, at the request of a Party and without further consideration, the Parties will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to more effectively comply with the provisions hereto.

        SECTION 1.02

        (a)   Closing.    Subject to the satisfaction or waiver of each of the conditions set forth in Articles VI and VII of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111 at 10 o'clock a.m., on June 1, 2005 or such other location, date and time as may be agreed upon by the Parties (such date and time being called the "Closing Date"); provided, however, Buyer shall not unreasonably deny any Seller request to delay the Closing by no more than thirty (30) days for legitimate tax reasons.

        (b)   On the Execution Date:

          (i)    Seller shall deliver or cause to be delivered to Buyer the following:

            (A)  The Transfer Instruments required by Section 2.18;

            (B)  A copy of the resolutions of Seller certified by its Secretary or other authorized member, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the acts of the officers and employees of Seller in carrying out the terms and conditions hereof;

            (C)  A copy of the resolutions of Target certified by its Secretary or other authorized member, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the acts of the officers and employees of Seller in carrying out the terms and conditions hereof; and

            (D)  A copy of the operating agreement of Target (the "Operating Agreement") and the certificate of formation of Target (the "Certificate of Formation"), each certified by the Secretary or other authorized member of Target, pursuant to Section 6.09.

          (ii)   Buyer shall deliver or cause to be delivered to Seller the following:

            (A)  A copy of the resolutions of Buyer certified by its Secretary, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the acts of the officers and employees of Buyer in carrying out the terms and conditions hereof.

        (c)   At the Closing:

          (i)    Seller shall deliver or cause to be delivered to Buyer the following:

            (A)  Evidence of transfer of Member Interests reasonably satisfactory to Buyer;

            (B)  The certificates required by Sections 6.03;

            (C)  The Pinpoint Security Agreement; and

            (D)  Certificates of good standing from the Commonwealth of Massachusetts and the State of Connecticut for Target, each dated within three (3) days of the Closing Date.

          (ii)   Buyer shall deliver or cause to be delivered to Seller the following:

            (A)  The certificates required by Section 7.01 and 7.02; and

            (B)  The Pinpoint Security Agreement required by Section 7.03.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER AND ATKINS

        As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, Target, and where specifically indicated below, Seller and/or Atkins, hereby represent and warrant to Buyer, as follows:

        SECTION 2.01    Title to Interests.    Seller owns the Interests beneficially and of record, free and clear of all Claims. There is no restriction affecting the ability of Seller to transfer the legal and beneficial title and ownership of the Interests to Buyer and, upon delivery thereof to Buyer pursuant to the terms of this Agreement, Buyer will acquire record and beneficial title to the Interests free and clear of all Claims.

        SECTION 2.02    Seller's Authority to Execute and Perform Agreement.    Seller has the full legal right and power and all authority and approval required by law to enter into this Agreement and to perform his, her or its obligations hereunder. Seller has duly executed and delivered this Agreement, and this Agreement is the legal, valid and binding obligation of Seller enforceable in accordance with its terms.

        SECTION 2.03    Capitalization.    Seller is the sole member of Target. There are, and at the Closing Date there will be, no equity interests held in the corporate treasury of Target and no equity interests reserved for issuance. As of the date hereof there are, and as of the Closing Date there will be, no outstanding subscriptions, options, warrants, rights, calls or convertible securities, equity interest appreciation rights (phantom or otherwise), joint venture, partnership or other commitments of any nature relating to equity interests of Target. As of the date hereof there is, and as of the Closing Date Target will have, no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

        SECTION 2.04    Organization and Qualification.    Target is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is duly licensed or qualified to transact business and is in good standing in the State of Connecticut, such jurisdiction being the only jurisdiction in which the nature of Target's Business or the character of the properties owned or leased by Target requires such licensing or qualification.

        SECTION 2.05    Subsidiaries.    Target does not (a) own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (b) control, directly or indirectly, any other entity.

        SECTION 2.06    Power and Authority    Target has the organizational power and authority to own and hold its properties and to carry on its Business as presently conducted and contemplated to be conducted. Target has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by Target. This Agreement, and each of the other agreements, documents and instruments to be executed and delivered by Target have been duly executed and delivered by, and constitute the legal, valid and binding obligation of, Target enforceable against Target in accordance with their terms.

        SECTION 2.07    Validity, Etc.    On the date hereof and on the Closing Date, neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate, conflict with or result in any breach of any trust agreement, Operating Agreement, judgment, decree, order, statute or regulation applicable to Seller or Target, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, (iii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of Target or increase or otherwise offset the obligations of Target under any law, rule, regulation, judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to Target or any of its assets or the consummation of the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing and provided to Buyer, (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Target or (v) result in the creation of any Claim upon the Interests or any assets of Target.

        SECTION 2.08    Financial Statements.    Seller has previously furnished to Buyer all financial information associated with the Business, including an unaudited balance sheet and the related statements of income through the Closing Date, if available (collectively, the "Financial Statements"). All such Financial Statements are complete and correct in all material respects and accurately reflect all transactions of Seller and Target related to the Business. The Financial Statements reflect reserves appropriate and adequate for all known material liabilities and reasonably anticipated losses as required GAAP.

        SECTION 2.09    Absence of Undisclosed Liabilities.    Except as and to the extent of the amounts specifically reflected or reserved against in the Balance Sheet, Target does not have any liabilities or obligations of any nature whatsoever, due or to become due, accrued, absolute, contingent or otherwise except for liabilities and obligations incurred since the date of the Balance Sheet in the ordinary course of business and consistent with past practice.

        SECTION 2.10    Absence of Adverse Change; Conduct of Business.    Since its inception, Target has conducted its business only in the ordinary course of business consistent with past practice, there has been no material adverse change in the business of Target.

        SECTION 2.11    Receivables.    As of the Closing Date, all receivables (whether notes, accounts or otherwise) of Target (a) have arisen only from bona fide transactions in the ordinary course of business consistent with past practice, (b) represent valid obligations, and (c) are fully collectible in the aggregate face amounts thereof within a reasonable time after the issuance thereof, except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable computed in a manner consistent with GAAP and as reflected in the Balance Sheet, and (d) are owned by Target free of all Claims.

        SECTION 2.12    Taxes.    As of the Closing Date, Target will have filed on a timely basis all returns, declarations, reports, claims for refunds and information returns or statements relating to taxes required to be filed on or before the date hereof with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all such tax returns were correct and complete in all respects. All taxes which have become due or payable or required to be collected by Target or as otherwise attributable to any periods ending on or before the date hereof or the Closing Date and all interest and penalties thereon, whether disputed or not, have been paid or will be paid in full on or prior to the Closing Date (whether or not shown on any tax return).

        SECTION 2.13    Compliance with Law.    Target is not subject to any judgment, order, writ, injunction, or decree that materially adversely affects, individually or in the aggregate, Target or the Business (financial or otherwise).

        SECTION 2.14    Licenses and Permits.    Schedule 2.14 lists all licenses, permits, pending applications, consents, approvals and authorizations of or from any public or governmental agency, used by Target or necessary for Target to hold in order to carry on the Business, (collectively, the "Permits")

each of which will remain in full force and effect following the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Seller and Target have complied with all conditions and requirements imposed by the Permits and neither Target nor Seller have received any notice of, nor have reason to believe, that any appropriate authority intends to cancel or terminate any of the Permits or that valid grounds for such cancellation or termination exist. No other permits, licenses or authorizations are necessary to operate Target's Business.

        SECTION 2.15    Outstanding Contracts.    Schedule 2.15 sets forth a description of all existing written contracts, agreements, commitments, licenses, leases and franchises relating to the Business (the "Outstanding Agreements"). Target has delivered or made available to Buyer true, correct and complete copies of all of the Outstanding Agreements specified on Schedule 2.15. Seller or Target, as applicable, has paid in full all amounts due as of the date hereof under each Outstanding Agreement identified in Schedule 2.15 (other than amounts held in reserve by Target for payments due but not paid as of the date hereof) in and as of the Closing Date will have satisfied in full all of their liabilities and obligations thereunder due in the ordinary course of business prior to the Closing. All of the Outstanding Agreements described in Schedule 2.15 are in full force and effect. Seller or Target, as applicable, and each other Party thereto have performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any Outstanding Agreement. Seller or Target, as applicable, has no present expectation or intention of not fully performing all its obligations under each Outstanding Agreement, and neither Seller nor Target has knowledge of any breach or anticipated breach by the other Party to any contract or commitment to which Seller is a Party. None of such Outstanding Agreements has been terminated, no notice has been given by any Party thereto of any alleged default by any Party thereunder, and neither Seller nor Target is aware of any intention or right of any Party to default another Party to any such Outstanding Agreement. There exists no actual or, to the knowledge of Seller or Target, threatened termination, cancellation or material modification of any such Outstanding Agreement.

        SECTION 2.16    Disclosure.    All documents and schedules delivered or to be delivered by or on behalf of Target or Seller to Buyer in connection with this Agreement and the transactions contemplated hereby are true, correct and complete. Neither this Agreement, nor any Schedule or Exhibit to this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

        SECTION 2.17    Litigation.    There is no (a) action, suit, claim, proceeding or investigation pending or, to the knowledge of Seller, Target or Atkins threatened against or affecting Target or the Business.

        SECTION 2.18    Transfer of Business Prior to Execution.    Prior to the Execution Date, Seller shall have duly assigned and transferred to Target all of the Outstanding Agreements, Permits and any other documents, including without limitation any agreements executed after the date hereof, any customer contracts and any instruments necessary or useful to the operation of the Business. Exhibit 2.18 sets forth a description of each such Outstanding Agreement, Permit and instrument, fully executed copies of which shall be delivered to Buyer prior to the Closing (collectively, the "Transfer Instruments").

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to Seller as follows:

        SECTION 3.01    Investment Intent.    Buyer is acquiring the Interests for its own account and not with the view to the distribution thereof.

        SECTION 3.02    Organization.    Buyer is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse impact on Buyer's ability to purchase the Interests.

        SECTION 3.03    Buyer Power and Authority.    Buyer has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by Buyer. This Agreement, and each of the other agreements, documents and instruments contemplated hereby to be executed and delivered by Buyer have been duly executed and delivered by, and constitute the valid and binding obligation of Buyer enforceable against Buyer in accordance with their terms.

        SECTION 3.04    Validity, Etc.    Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) conflict with or result in any breach of any trust agreement, certificate of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to Buyer (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (iii) result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which Buyer is a Party or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer, which in the case of any of (i)-(iv), would materially impair Buyer's ability to consummate the transactions contemplated hereby.

ARTICLE IV
COVENANTS OF SELLER

        Seller and Target covenant and agree with Buyer as follows:

        SECTION 4.01    Cooperation.    Seller and Target shall use their commercially reasonable efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by them hereunder, to the end that the transactions contemplated hereby will be fully and timely consummated.

        SECTION 4.02    Access.    Until the Closing, Target shall give, Buyer, its attorneys, accountants and other authorized representatives complete access, upon reasonable notice and at reasonable times, to Target's offices, properties, customer information, business and financial records, contracts, other documents and information concerning Target and the Business and persons employed by or doing business with Target. In addition, until the Closing, target shall use reasonable efforts to provide Buyer, access to Target's customers. Following the Closing, Seller shall provide Buyer with access to any and all records relating to Target which remain in the possession of Seller accountants, attorneys and other third Parties. In order that Buyer may have full opportunity to make such examination and investigation as it may desire of the business and affairs of Target, Target will furnish Buyer and its representatives during such period with all such information as such representatives may reasonably request, including monthly financial reports of Target and cause the respective officers, employees, consultants, agents, accountants and attorneys of Target to reasonably cooperate with the representatives of Buyer in connection with such review and examination and to make full disclosure to Buyer of all material facts affecting Target's financial condition, business operations, properties and prospects.

        SECTION 4.03    Compliance with Laws.    Target shall conduct its Business in compliance with all applicable laws, rules, regulations and orders.

        SECTION 4.04    Keeping of Books and Records.    Target shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions.

        SECTION 4.05    Actions Prior to Closing.    Target shall conduct its Business pending the Closing only in the ordinary and usual course of business consistent with past practice. Except as expressly contemplated by this Agreement or as consented to in writing by Buyer, during the period from the date of this Agreement to the Closing Date, Target shall not, (i) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (A) additional equity interests of any class (including the Interests), or securities convertible into any such equity interests, or any rights, warrants or options to acquire any such equity interests or other convertible securities, or grant or accelerate any right to convert or exchange any securities of Target for equity interests of Target, (B) any other securities in respect of, in lieu of or in substitution for equity interests outstanding on the date thereof; (ii) redeem, purchase or otherwise acquire, any of its outstanding securities (including the Interests); (iii) declare, set aside, make or pay any dividend or distribution (whether in cash, membership interest or property) on or in respect of any membership interest of Target; provided, however, Target shall be permitted to release to Seller eighty percent (80%) of Net Income generated monthly during the Initial Period; provided, further, that the Initial Equity Contribution remain in Target at Closing; (iv) other than in the ordinary course of Target's business consistent with past practice, (A) make any acquisition of assets or securities, any disposition of assets or securities or any change in its capitalization, or (B) enter into any contract or release or relinquish any contract or other rights; (v) other than pursuant to the Note Purchase Agreement, incur any long-term debt for borrowed money or any short-term debt for borrowed money in excess of $50,000; (vi) adopt any amendments to the Operating Agreement of Target; (vii) other than as contemplated or permitted by this Agreement, make any loans or advances; (viii) make or incur any charitable contributions or any nonbusiness expense; (ix) terminate or amend any of the Outstanding Contracts other than for commercially reasonable purposes, provided, that Target shall provide written notice to Buyer within five (5) business days of any such termination or amendment; or (x) agree in writing or orally to take any of the foregoing actions or any other action which would have made any representation or warranty in this Agreement untrue.

        SECTION 4.06    Notice of Changes.    Until the Closing, Seller shall notify Buyer of any material change in the business of Target as soon as it becomes apparent to Seller that any such change has or may occur.

        SECTION 4.07    Preservation of Business.    Until the Closing, Target will use best efforts to, and Seller will use commercially reasonable efforts to cause Target to, preserve its Business organization intact, and to preserve its goodwill. Without limiting the generality of the foregoing, Target will, and Seller will cause Target to, timely perform all obligations required of Target or Seller under the contracts and permits listed on the Schedules to this Agreement.

        SECTION 4.08    Litigation.    Target will promptly notify Buyer of any lawsuits, claims, proceedings or investigations which are threatened or commenced ("Litigation") against or by Target, or against any employee, consultant or director of Target and, in each case, with respect to the Business. Seller will promptly notify Buyer of any Litigation against or by Seller or its Affiliates, or against any employee, consultant or director of Seller; provided, that it is reasonably foreseeable such Litigation in any way affects or may affect the Interests.

        SECTION 4.09    Exclusive Dealings.    Until the Closing Date, or the earlier termination of this Agreement in accordance with its terms, neither Target, Seller nor any of its officers, directors, employees, advisors, agents or investment bankers shall, directly or indirectly, initiate discussions with, engage in negotiations with, or provide any information to any corporation, partnership, person or other entity or group involving the possible sale, directly or indirectly, transfer or joint venture of any part of the Interests to any person or entity other than Buyer.

        SECTION 4.10    Confidentiality.    Seller and Atkins agree with Buyer, subject to the terms set forth in this Section 4.10, to maintain the confidentiality of each other's Proprietary Information.

        (a)   For purposes of this Agreement, "Proprietary Information" will be deemed to include any information, in whatever form, of, or relating directly or indirectly to, a private, secret or confidential nature concerning either Party's business, business relationships or financial affairs (including without limitation, the Business) of either Party (the "Disclosing Party"), any predecessor entity or any subsidiary or other Affiliate of such Disclosing Party, whether prepared by such Disclosing Party or by any other person, that is, has been or will be made available to the other Party (the "Receiving Party") or any director, officer, employee, partner, affiliate, agent, advisor or representative (hereinafter, "Representative") of such Receiving Party by or on behalf of the Disclosing Party or any Representative thereof. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Disclosing Party. Notwithstanding the generality of the foregoing or anything to the contrary in this Section 4.10, Proprietary Information will not be deemed to include:

          (i)    any information that is or becomes generally available to the public other than as a direct or indirect result of the disclosure of any of such information by the Receiving Party or by any of the Receiving Party's Representatives;

          (ii)   any information that was in the Receiving Party's possession prior to the time it was first made available to the Receiving Party or any of its Representatives by or on behalf of the Disclosing Party or any of the Disclosing Party's Representatives, provided that the source of such information was not and is not bound by any contractual or other obligation of confidentiality to the Disclosing Party or any other person with respect to any of such information;

          (iii)  any information that becomes available to the Receiving Party from a source other than the Disclosing Party or any of the Disclosing Party's Representatives, provided that such source is not bound by any contractual or other obligation of confidentiality to the Disclosing Party or any other person with respect to any of such information;

          (iv)  any information that is specifically required to be disclosed by the Receiving Party to comply with applicable laws or governmental regulations, provided, that Receiving Party shall provide immediate prior written notice of such disclosure to the Disclosing Party so that the Disclosing Party may seek an appropriate protective order and provided, further, that Receiving Party shall use its commercially reasonable efforts to limit such disclosure to only the subject matter necessary to comply with such laws or governmental regulations; or

          (iv)  as to Seller and Atkins, any information pertaining to the Business after the Closing Date, such information remaining Proprietary Information of the Buyer exclusively after the Closing Date.

        (b)   The Receiving Party will not disclose any Proprietary Information to any person or entity other than employees and professional advisors of the Receiving Party or use the same for any purposes (other than, with respect to Atkins, in the performance of his duties as an employee of the Disclosing Party) without written approval by an officer of the Disclosing Party, either during or after his/her employment with the Disclosing Party, unless and until such Proprietary Information has become public knowledge without fault by the Receiving Party.

        (c)   The Receiving Party agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Receiving Party or others, which shall come into their custody or possession, shall be and are the exclusive property of the Disclosing Party to be used by the Receiving Party only with the express written consent of the Disclosing Party. All such materials or copies thereof and all tangible property of the Disclosing Party in the custody or possession of the Receiving Party shall be delivered to the Disclosing Party, upon the earlier of (i) a request by the Disclosing Party or (ii) the Closing Date. After such delivery, the Receiving Party shall not retain any such materials or copies thereof or any such tangible property.

        (d)   The Receiving Party agrees that their obligation not to disclose or to use information and materials of the types set forth in paragraphs (b) and (c) above, and their obligation to return materials and tangible property, set forth in paragraph (c) above, also extends to such types of information, materials and tangible property of customers of the Disclosing Party or suppliers to the Disclosing Party or other third parties who may have disclosed or entrusted the same to the Disclosing Party or to the Receiving Party.

        (e)   The Receiving Party acknowledges that the restrictions set forth in this Section 4.10 are considered by the parties to be reasonable for the purposes of protecting the value of the business and goodwill of the Disclosing Party, including, after the Closing, the Business. The Receiving Party acknowledges that the Disclosing Party would be irreparably harmed and that monetary damages would not provide an adequate remedy to the Disclosing Party in the event the covenants contained in this Section 4.10 were not complied with in accordance with their terms. Accordingly, the Receiving Party agrees that any breach or threatened breach by it of any provision of this Section 4.10 shall entitle the Disclosing Party to injunctive and other equitable relief to secure the enforcement of these provisions, or other security and without having to demonstrate the inadequacy of the available remedies at law, in addition to any other remedies (including damages) which may be available to the Disclosing Party.

        (f)    It is the desire and intent of the parties that the provisions of this Section 4.10 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provisions of this Section 4.10 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, as the case may be, the time period, scope of activities or geographic area shall be reduced to the maximum which such court deems enforceable. If any provisions of this Section 4.10, other than those described in the preceding sentence, are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties. In addition, if any Party brings an action to enforce this Section 4.10 hereof or to obtain damages for a breach thereof, the prevailing Party in such action shall be entitled to recover from the non-prevailing Party all attorney's fees and expenses incurred by the prevailing Party in such action.

        SECTION 4.11    Key Man Life.    In the event that Buyer determines to obtain, and pay the premiums for, a key man life insurance policy on Atkins, Atkins shall cooperate fully with Buyer to obtain such policy.

        SECTION 4.12    Application of Net Income to Loans Prior to Closing.    Prior to Closing, Seller, Atkins and Target shall not pre-pay out of Net Income any of the outstanding principal and interest on the Loans more frequently than once every three months. Amounts credited or deemed credited to the payment of the Notes pursuant to this Agreement shall not be regarded as a pre-payment by Seller, Atkins, or Target pursuant to this Section 4.12.

ARTICLE IVA
COVENANTS OF TARGET

        Prior to Closing, Target covenants to Buyer, and post-Closing, Target covenants to Seller, as follows:

        SECTION 4.01A    Releases, Penalties and Security Deposits.

        (a)   If (i) there is a deduction to Net Income pursuant to clause (h) of Section 1.01(c)(vi) for a Penalty or (ii) there are Released Funds (as hereafter defined), then the monetary value of any such Released Funds (X) shall first be applied to and reserved for Security Deposits, to the extent such customer obligation exists, in accordance with Section 4.01A(b), and (Y), after any such required application or reservation for Security Deposits under (X), Target shall ensure that the remaining portion of such Released Funds plus the monetary value of any Penalty shall next be immediately paid to Buyer or Buyer's designee for the purposes of paying outstanding principal and interest under the Credit Requirement Note until such time as the Credit Requirement Note has been fully paid and such payment shall be treated as a payment towards outstanding principal and interest under the Credit Requirement Note. "Released Funds" shall mean any release of funds from the Escrow Account, including without limitation, a refund of amounts held in the Escrow Account due to the fact that the Proposed DEP Regulations (as hereafter defined) are either denied or not approved by June 1, 2005. "Proposed DEP Regulations" shall mean the Connecticut Department of Environmental Protection's Proposed Regulations contained in the Notice of Intent to Adopt and Revise the State Air Quality Regulations and to Revise the State Implementation Plan for Air Quality dated February 2, 2004.

        (b)   To the extent that Target is obligated to pay any of its customers a Security Deposit pursuant to its contract with Target, Target shall repay to each such customer the amount of their Security Deposit as required by such customer's contract with Target.

        (c)   Subject to the provisions of Section 4.01A(a) and 4.01A(b), Security Deposits may be paid to Buyer and credited against the Credit Requirement Note until such time as the balance on the Credit Requirement Note equals zero.

ARTICLE V
COVENANTS OF BUYER

        SECTION 5.01    Cooperation.    Buyer shall use its reasonable commercially reasonable efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder to the end that the transactions contemplated hereby will be fully and timely consummated.

        SECTION 5.02    Office Space to Atkins.    Upon the Closing and for a period of not more than two years thereafter, Buyer shall provide furnished, network-ready work stations to Atkins and up to two associates of Atkins, at least one such work station to include a private office.

        SECTION    5.03 Access.    Following the Closing Date until sixty (60) days following the last payment by Buyer to Seller hereunder, Buyer shall give Seller its attorneys, accountants and other authorized representatives access, upon reasonable notice and at reasonable times, but not more than twice annually, to Buyer's offices, financial records and other information concerning Target and the Business for the sole purpose of verifying the Cash Payments and stock grant. Buyer shall also provide

Seller reasonable access to customers for the purpose of insuring their performance under the SWCT Agreement.

        SECTION 5.04    Performance of SWCT Agreement.    For such time as Buyer has payment obligations to Seller pursuant to this Agreement, Buyer, as the sole owner of Target, shall cause Target to (a) continue operating the Business in the ordinary course so long as it is commercially reasonable to do so; (b) take all commercially reasonable actions to maintain in effect the SWCT Agreement and all material customer contracts connected with the Business; (c) not terminate, breach, or remain in breach of the SWCT Agreement or any material customer contract necessary for the Business; (d) use commercially reasonable efforts to replace any non-performing or terminated Customer (as that term is defined in the SWCT Agreement); (e) cooperate with Seller to replace any non-performing or terminated Customer (as that term is defined in the SWCT Agreement); (f) retain all of the LRP Resources (as that term is defined in the SWCT Agreement); (g) not engage in any business other than the Business; (h) to retain Target's existing Settlement Account with ISO for all LRP resources and to maintain such Settlement Account in a separate bank account of Target, initially to be Boston Private Bank & Trust Company; (i) to maintain Target as a separate Affiliate of Buyer; and (j) to maintain all Net Income and Reserves in an interest-bearing money market account from the date funds are received by the Target.

        SECTION 5.05    Extension of SWCT Agreement.    For such time as Buyer has obligations to Seller pursuant to this Agreement, (a) Buyer shall not and Buyer, as the sole owner of Target, shall not permit Target to take any unreasonable action as would cause ISO to fail to exercise its option to extend the term of the SWCT Agreement pursuant to Section 8.1.2 of the SWCT Agreement and (b) Buyer shall and Buyer, as the sole owner of Target, shall cause Target to take all commercially reasonable steps to secure the exercise by ISO of its option to extend the term of the SWCT Agreement pursuant to Section 8.1.2 of the SWCT Agreement.

ARTICLE VI
CONDITIONS TO BUYER'S OBLIGATIONS

        The obligation of Buyer to pay the Purchase Price and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions each of which may be waived by Buyer in its sole discretion:

        SECTION 6.01    Consents.    All requisite governmental approvals and consents of third parties identified on Schedule 2.07 or otherwise identified by Seller as required to be received to prevent any material license, permit or agreement relating to the Business from terminating prior to its scheduled termination, or any indebtedness of Target from becoming due or being subject to becoming due as a result of the consummation of the transactions contemplated hereby, shall have been obtained.

        SECTION 6.02    Representations and Warranties to be True, Correct and Complete.    All of the representations and warranties of Seller, Target and Atkins contained in this Agreement or in any Schedules or other documents attached hereto or referred to herein or delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true, correct and complete on and as of the date hereof and on and as of the Closing Date, except that Seller and Target may update the disclosure required by the representations and warranties contained in Section 2.14 (solely to add Permits) and Section 2.15 (solely to add any Outstanding Agreements or to remove Outstanding Agreements terminated for commercially reasonable purposes).

        SECTION 6.03    Performance.    Seller and Target shall have performed and complied with all covenants and agreements contained herein required to be performed or complied with by it prior to or at the Closing Date. Seller and Target shall have executed and delivered to Buyer a certificate, in form and substance satisfactory to Buyer and its counsel, in writing to such effect and to the further effect that all of the conditions set forth in this Article VI have been satisfied.

        SECTION 6.04    No Adverse Change.    No change shall have occurred or be threatened in the condition (financial or other) of Target, the results of its operations, properties, assets, liabilities or businesses which has been or is reasonably likely to be materially adverse to its operations, properties, prospects, assets or condition (financial or other).

        SECTION 6.05    Investigation Satisfactory.    Buyer shall be satisfied in its sole discretion in all respects with the results of its investigation of the properties, Business, prospects and affairs of Target.

        SECTION 6.06    Closing Documents.    Seller and Target shall have delivered all of the resolutions, certificates, documents, instruments and Transfer Instruments required by this Agreement.

        SECTION 6.07    No Breach.    Seller shall not be in breach of any provision of the Note Purchase Agreement or the Services Agreement.

        SECTION 6.08    Minimum Cash Balance in Target.    As of the Closing Date, Target shall retain a minimum cash balance equal to the Initial Equity Contribution, the amount of all Security Deposits obligated to be paid to customers, to the extent such amounts of the Security Deposit have not been applied towards the Loans, and the Reserves.

        SECTION 6.09    Target in Good Standing.    At Closing, the Seller shall provide a copy of the Operating Agreement and the Certificate of Formation, each certified by an authorized member of Target, and a certificate documenting that Target is in good standing under the laws of the jurisdiction of its formation and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in the State of Connecticut, such jurisdiction being the only jurisdiction in which the nature of the Target's Business or the character of the properties owned or leased by Target requires such licensing or qualification as of Closing, all attached hereto as Exhibit 6.09.

        SECTION 6.10    Assumption of Loan Obligations.    Seller shall assume the obligations of Target under the Loans, subject to Section 1.01(b)(iii).

ARTICLE VII
CONDITIONS TO SELLER'S OBLIGATIONS

        The obligation of Seller to sell the Interests to Buyer and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions, each of which may be waived by Seller in its sole discretion:

        SECTION 7.01    Representations and Warranties to be True, Correct and Complete.    The representations and warranties contained in Article III shall be true, correct and complete in all material respects on and as of the Closing Date, as if made on and as of such date, and Buyer shall have delivered to Seller a certificate, in form and substance satisfactory to Seller and their counsel, to such effect.

        SECTION 7.02    Performance.    Buyer shall have materially performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and Buyer shall have delivered a certificate to Seller, in form and substance satisfactory to Seller and their counsel to such effect.

        SECTION 7.03    Closing Documents.    Buyer shall have delivered all of the resolutions, certificates, documents and instruments required by this Agreement, including without limitation a security agreement providing Seller with a first priority security interest in that portion of the Net Income to be paid to Seller as Cash Payments or as cash in lieu of equity pursuant to Section 1.01(b)(iv) during the SWCT Term (the "Pinpoint Security Agreement") attached hereto as Exhibit 7.03, each dated as of the Closing Date.

        SECTION 7.04    Board Seat.    Effective as of the Closing, Buyer shall cause its Board of Directors to appoint one (1) representative designated by Seller to Buyer's Board of Directors, who shall initially be Atkins. Atkins shall be compensated for his service in a manner consistent with other directors. Subject to Section 10.11, if Atkins is removed from the Buyer's Board of Directors during the term of the SWCT Agreement, he shall be given board observer rights including but not limited to receipt of notice of meetings of the Buyer's Board of Directors and copies of all materials provided to the members of Buyer's Board of Directors.

ARTICLE VIII
INDEMNIFICATION

        SECTION 8.01    Survival.    All representations and warranties in this Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Closing and any investigation at any time made by or on behalf of any party.

        SECTION 8.02    Seller's Indemnification of Buyer; Right to Set-Off.

        (a)   Indemnification.    The Seller hereby agrees to indemnify and hold harmless Buyer against any and all losses, liabilities, damages and expenses, including, but not limited to, reasonable attorneys' fees and expenses actually incurred by Buyer ("Damages") arising out of (i) any Litigation brought against Buyer in connection with the Business prior to Closing and (ii) breach of any representation, warranty, covenant, or agreement of the Seller, Target or Atkins contained in this Agreement.

        (b)   Right of Set-Off.    Notwithstanding anything herein to the contrary, the Buyer shall be entitled to set-off the amount of any Damages for matters described in Section 8.02(a) against the Purchase Price. Any such set-off shall be made against the payment or payments next due under the Purchase Price at the time of set-off, such that the full amount of the Damages are set-off from the Purchase Price.

        SECTION 8.03    Indemnification of Seller by Buyer.    Buyer hereby agrees to indemnify and hold harmless the Seller against any and all Damages arising out of (a) any Litigation brought against Seller in connection with the Business after the Closing and (b) any breach of any representation, warranty, covenant, or agreement of Buyer contained in this Agreement; provided, however, that any claim for indemnification hereunder s pursuant to clause (b) of this Section 8.03 shall be asserted prior to the expiration of the Survival Period set forth in Section 8.01.

        SECTION 8.04    Claims for Indemnification.    In the event any party asserts the occurrence of an indemnifiable event pursuant to this Section 8, the party claiming indemnification (the "Indemnified Party") shall provide prompt notice to the party required to provide indemnification (the "Indemnifying Party"), specifying in reasonable detail the facts and circumstances with respect to such claim and the basis for which indemnification is available hereunder. If such event involves the claim of any third party, the Indemnifying Party shall have the right to control the defense or settlement of such claim; provided, however, that (a) the Indemnified Party shall be entitled to participate in the defense of such claim at its own expense, (b) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such claim if, pursuant to or as a result of such settlement, injunctive or other non-monetary relief would be imposed against the Indemnified Party, (c) the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, and shall assume all expense with respect to the defense or settlement of any claim to the extent such claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party, provided that the Indemnified Party shall provide written notice to the Indemnifying Party of its election to assume control over the defense of such claim pursuant to this Section 8.04(c), and (d) if the Indemnifying Party is entitled but fails to assume control over the defense of a claim as provided in this Section 8.04, provided that the Damages associated with such claim are covered by the indemnity provisions of Section 8.02 or 8.03, the Indemnified Party shall have the right to defend such claim.

        SECTION 8.05    Subrogation.    In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Section 8, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the claim to which such indemnification relates.

ARTICLE IX
TERMINATION

        SECTION 9.01    Termination.    This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

        (a)   By mutual written consent duly authorized by Buyer and Seller;

        (b)   By Buyer or Seller if

          (i)    any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, provided that this Agreement shall not be terminated pursuant to this paragraph unless the Party terminating this Agreement has utilized its reasonable commercially reasonable efforts to oppose the issuance of such order, decree or ruling or the taking of such action;

          (ii)   the Closing has not occurred on or prior to July 1, 2005 for any reason other than the breach of any provision of this Agreement by the Party terminating this Agreement;

          (iii)  the other Party breaches any of its representations, warranties or covenants attached hereto.

        (c)   By Buyer if:

          (i)    Any of the conditions set forth in Article VI hereof shall have become incapable of fulfillment and shall not have been waived by Buyer for any reason other than a breach by Buyer hereunder; or

          (ii)   If in Buyer's good faith judgment there is any material inaccuracy in any representations or breach of any warranty contained therein, or any material failure by Seller to perform any commitment, covenant or condition contained in this Agreement, or there exists any material error, misstatement or omission with regard to any of the Exhibits, Schedules or other documents referred to herein, or Buyer in its sole judgment is not satisfied with the results of its examination of Seller and condition (financial or otherwise) of Seller.

        (d)   By Seller if any of the conditions set forth in Article VII hereof shall have become incapable of fulfillment and shall not have been waived by Seller for any reason other than a breach by Seller of any of its representations, warranties or agreements hereunder.

Upon the occurrence of any of the events specified in this Section 9.01 (other than paragraph (a) hereof), written notice of such event shall forthwith be given to the other Parties to this Agreement, whereupon this Agreement shall terminate immediately.

        SECTION 9.02    Effect of Termination.    In the event of the termination and abandonment of this Agreement pursuant to Section 9.01, this Agreement, except for the provisions of Articles VIII and X shall forthwith become void and be of no effect, without any liability on the part of any Party or its directors, officers or members. Nothing in this Section 9.02 shall relieve any Party to this Agreement of liability for breach of this Agreement.

ARTICLE X
MISCELLANEOUS

        SECTION 10.01    Notices.    All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving Party's address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) made by telex, telecopy or facsimile transmission, (c) sent by recognized overnight courier, or (d) sent by registered or certified mail, return receipt requested, postage prepaid.

        If to Buyer:

  EnerNOC, Inc.
  One Faneuil Hall Marketplace, 3rd Floor
  Boston, Massachusetts 02109
  Attention:    Tim Healy, Chief Executive Officer

        With a copy to:

  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
  One Financial Center
  Boston, Massachusetts 02111
  Attention:    Thomas R. Burton III, Esq.
                       Greg S. Fine, Esq.

        If to Seller or to Target prior to Closing:

  Pinpoint Power, LLC
  1040 Great Plain Avenue, Second Floor
  Needham, MA 02492
  Attention:    Tom Atkins

        With a copy to:

  Rubin and Rudman LLP
  50 Rowes Wharf, Boston, MA 02110
  Attention:    John A. DeTore
  Facsimile:    617-439-9556

All notices, requests, consents and other communications hereunder shall be deemed to have been (a) if by hand, at the time of the delivery thereof to the receiving Party at the address of such Party set forth above, (b) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (c) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (d) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

        SECTION 10.02    Entire Agreement.    This Agreement together with the Exhibits and Schedules hereto and the other documents executed in connection herewith (together, the "Documents") embodies the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.

        SECTION 10.03    Modifications and Amendments.    The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all Parties hereto.

        SECTION 10.04    Waivers and Consents.    No failure or delay by a Party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the Parties hereto, shall operate as a waiver of any such right, power or remedy of the Party. No single or partial exercise of any right, power or remedy under this Agreement by a Party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such Party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a Party hereto shall not constitute a waiver of the right of such Party to pursue other available remedies. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the Party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

        SECTION 10.05    Assignment.    Neither this Agreement, nor any right hereunder, may be assigned by any of the Parties hereto without the prior written consent of the other Parties, except that Buyer may assign all or part of its rights and obligations under this Agreement in connection with a merger, consolidation or sale of all or substantially all of the stock or assets of Buyer.

        SECTION 10.06    Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the Parties hereto, and no person or entity shall be regarded as a third-Party beneficiary of this Agreement.

        SECTION 10.07    Governing Law; Jurisdiction.    This Agreement and the rights and obligations of the Parties hereunder shall be construed in accordance with and governed by the internal laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts.

        SECTION 10.08    Headings and Captions.    The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

        SECTION 10.09    Expenses.    Each of the Parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such Party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

        SECTION 10.10    Counterparts.    This Agreement may be executed in one or more counterparts, and by different Parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        SECTION 10.11    Limitations on Observer Rights.    The rights of Atkins under Section 7.04 shall be subject to the following limitations: (i) none of such rights may be exercised by Atkins if, in the reasonable judgment of Buyer's Board of Directors, the exercise of such rights would adversely affect the governance of Buyer or otherwise have a material adverse effect; and (ii) Atkins may be excluded from any meeting of Buyer's Board of Directors if the agenda with respect to such meeting includes (or if it is anticipated that any such meeting will include), any discussions or actions to be taken, with respect to any matter in which Atkins has an interest adverse to Buyer, and Buyer shall not be obligated to provide Atkins any reports, minutes, consents or other documents pertaining to any such matter.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, Buyer, Seller, Target and Atkins have executed this Agreement as of the day and year first above written.

ENERNOC, INC.
By:	/s/ TIMOTHY HEALY

Name:	Timothy Healy
Title:	Chief Executive Officer
PINPOINT POWER LLC
By:	/s/ THOMAS E. ATKINS

Name:	Thomas E. Atkins
Title:	President
PINPOINT POWER DR LLC
By:	PINPOINT POWER LLC
Its:	Sole Member
	By:	/s/ THOMAS E. ATKINS

	Name:	Thomas E. Atkins
	Its:	President
THOMAS E. ATKINS
/s/ THOMAS E. ATKINS

Schedule 1.01(c)

Schedule of Accrued Loan Expense by Percentage of Outstanding Loans

Time Interval	Portion of Accrued Principal and Interest on the Loans
First Full Month Post-Closing	14.5% of the Accrued Principal and Interest
Second Full Month Post-Closing	20.0% of the Accrued Principal and Interest
Third Full Month Post-Closing	25.0% of the Accrued Principal and Interest
Fourth Full Month Post-Closing	33.3% of the Accrued Principal and Interest
Fifth Full Month Post-Closing	50.0% of the Accrued Principal and Interest
December 1, 2005	100.0% of the Accrued Principal and Interest

Schedule 2.07

        The following identifies all requisite governmental approvals and consents of third parties:

  1.
  Connecticut foreign qualification filed June 3, 2004.

  2.
  On June 12, 2003, the Federal Energy Regulatory Commission ("FERC") granted Pinpoint Power LLC market-based rate authority under Docket No. ER03-845-000. Pinpoint Power DR does not have nor has it applied to be granted this authority. On June 10, FERC issued an Order in Docket No. ER04-741-000 that relates to FERC jurisdiction over the services provided under Pinpoint Power LLC's Agreement with ISO New England for Supplemental Installed Capacity Southwest Connecticut. In that Order, FERC dismissed Pinpoint Power LLC's filing of the SWCT Agreement in Docket No. ER04-741-000, finding that FERC "will not require winning bidders for demand management or load response management services under the Southwest Connecticut Gap RFP to file such contracts." Other than with respect to the existence of FERC's June 10, 2004 Order, which Order speaks for itself, Pinpoint Power LLC makes no representations regarding FERC's jurisdiction over the services provided under the SWCT Agreement.

Schedule 2.14

        The following identifies all licenses, permits, pending applications, consents, approvals and authorizations from public or government agencies used by Target or necessary for Target to hold to carry on business:

  1.
  Federal EIN No. 20-1150307

  2.
  Non-participant Demand Response Provider in the NEPOOL Load Response Program (application pending)

Schedule 2.15
Outstanding Agreements

        The following identifies all existing written contracts, agreements, commitment, licenses, leases, and franchises relating to the business.

        1.     Agreement with ISO New England for Supplemental Installed Capacity Southwest Connecticut ("SWCT Agreement")

        2.     Emergency Capability Agreements by and between Pinpoint Power LLC and:

    (a)
    Southern New England Telephone Company, dated May 10, 2004;

    (b)
    International Business Machines Corporation, signed May 4, 2004, effective June 1, 2004;

    (c)
    Boehringer Ingelheim Pharmaceuticals Inc., April 27, 2004, signed by BIPI on May 13, 2004; and

    (d)
    First Taxing District of Norwalk Connecticut, dated April 26, 2004.

        3.     Services Contract between Pinpoint Power LLC and EnerNOC Inc.

Exhibit 2.18
Transfer Instruments

GENERAL INSTRUMENT OF TRANSFER

        In connection with the contribution of certain assets of Pinpoint Power LLC, a Massachusetts limited liability company ("Pinpoint"), to Pinpoint Power DR LLC, a Massachusetts limited liability company ("DR"), each with an address of 1040 Great Plain Avenue, Needham, Massachusetts 02492, pursuant to the Operating Agreement of DR dated effective May 21, 2004 ("Agreement"), Pinpoint hereby, and effective as of May 21, 2004, assigns, transfers, grants, delivers, and conveys unto DR, its successors and assigns, to have and to hold forever, and DR hereby accepts from Pinpoint, all of Pinpoint's right, title, and interest in, to, and under those of Pinpoint's assets, wherever located, as are set forth on Schedule A attached hereto (collectively, "Assets").

        Pinpoint makes the following warranties and representations,

        (a)   that it is the sole, exclusive, and lawful owner of the Assets being assigned and transferred pursuant to this General Instrument of Transfer;

        (b)   that it has the legal right and authority to transfer the Assets and execute and deliver this General Instrument of Transfer; and

        (c)   that Pinpoint has made no prior transfers, sales, pledges, or assignments of the Assets and has made no agreement to transfer, sell, pledge, or assign in the future any of the Assets and the Assets are free and clear of all liens and encumbrances, and will warrant and defend title to the Assets against the claims and demands of all persons.

        Pinpoint does hereby irrevocably constitute and appoint DR, its successors and assigns, its true and lawful attorney, with full power of substitution, in its name or otherwise, and on behalf of Pinpoint, or for its own use, to claim, demand, collect, and receive at any time and from time to time any and all of the Assets hereby sold, transferred, conveyed, assigned, and delivered, or intended so to be, and to prosecute the same at law or in equity and, upon discharge thereof, to complete, execute, and deliver any and all necessary instruments of satisfaction and release.

        This General Instrument of Transfer and the representations, warranties, covenants, and agreements herein shall be binding upon and shall inure to the benefit of the parties herein and their respective successors and assigns.

        IN WITNESS WHEREOF, Pinpoint has caused this General Instrument of Transfer to be executed as an instrument under seal this         th day of                         , 2004.

PINPOINT POWER LLC
By:
Thomas E. Atkins, Manager Duly Authorized

ASSIGNMENT AND ASSUMPTION AGREEMENT

        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made effective as of May 21, 2004 by and among Pinpoint Power LLC, a Massachusetts limited liability company ("Pinpoint") and Pinpoint Power DR LLC, a Massachusetts limited liability company ("DR"), each with an address of 1040 Great Plain Avenue, Needham, Massachusetts 02492 and pursuant to the Operating Agreement of DR dated effective May 21, 2004 ("Agreement").

        WHEREAS, under the specific assets set forth on Schedule A attached hereto contributed to DR pursuant to the Agreement and pursuant to that certain General Instrument of Transfer of even date herewith Pinpoint is subject to various liabilities and obligations including, without limitation, (a) the provision of demand response resources, (b) the delivery of committed resource capability, and (c) the payment of all amounts, liquidated damages, claims, refunds, deposits, interest, costs, fees, fines, taxes, and other expenses of every nature and kind, ("Obligations"); and

        WHEREAS, DR is assuming responsibility for the Obligations,

        NOW THEREFORE, in partial consideration of the contribution of the Assets by Pinpoint to DR, it is agreed between the parties that effective as of the date of this instrument, Pinpoint hereby assigns all of the Obligations to DR and DR hereby assumes all of the Obligations.

        EXECUTED under seal as of the date first above written.

PINPOINT POWER LLC		PINPOINT POWER DR LLC
		By:	its Manager, Pinpoint Power LLC
By:		By:
	Thomas E. Atkins Manager Duly Authorized		Thomas E. Atkins Manager Duly Authorized

SCHEDULE A
Assets

        1)    That certain "Agreement for Supplemental Installed Capacity Southwest Connecticut (LRP Resources)" between ISO New England Inc., as agent for the Market Participants in the New England Central Area, and Pinpoint Power LLC effective June 1, 2004 ("SWCT Agreement") and all rights thereunder;

        2)    That certain Collateral Distribution and Security Agreement between ISO New England, Inc., Pinpoint Power LLC, and                          dated                         , 2004 and all rights thereunder;

        3)    All of the Emergency Capability Agreements and all rights thereunder with the following persons:

  i)
  Southern New England Telephone Company, dated May 10, 2004;

  ii)
  International Business Machines Corporation, signed May 4, 2004, effective June 1, 2004;

  iii)
  Boehringer Ingelheim Pharmaceuticals Inc., April 27, 2004, signed by BIPI May 13, 2004;

  iv)
  First Taxing District of Norwalk Connecticut, dated April 26, 2004;

  v)
  City of Stamford, Connecticut;

  vi)
  One Stamford Landing LLC (final contract pending);

  vii)
  Three Stamford Landing Associates, LLC (final contract pending); and

  viii)
  Real Estate 2000 Associates, LP (final contract pending); and

        4)    All of the business and goodwill associated with the foregoing, including, without limitation, all permits, approvals, and liabilities.

END OF SCHEDULE A

Exhibit 6.09
Target's Certificate of Formation and Operating Agreement

CERTIFICATE OF ORGANIZATION
PINPOINT POWER DR LLC

        Pursuant to the provisions of the Massachusetts Limited Liability Company Act (the "Act"), the undersigned hereby certifies as follows:

        a)    Employer Identification Number.    The federal employer identification number for Pinpoint Power DR LLC (the "LLC") has not yet been received.

        b)    Name.    The name of the LLC is Pinpoint Power DR LLC.

        c)    Office of the Limited Liability Company.    The address of the office of the LLC in the Commonwealth required to be maintained by Section 5 of the Act is 1040 Great Plain Avenue, Needham, Massachusetts 02492.

        d)    Business of the LLC.    The business purposes of the LLC are (a) to carry on the business of power development; (b) to undertake all business purposes and to exercise all powers allowed to limited liability companies by law; and (c) to exercise all powers which are necessary or desirable to carry out the foregoing.

        e)    Date of Dissolution.    The LLC has no set dissolution date.

        f)    Agent for Services of Process.    The name and address of the resident agent for service of process for the LLC is Thomas E. Atkins, 1040 Great Plain Avenue, Needham, Massachusetts 02492.

        g)    Manager.    The manager ("Manager") of the LLC is Pinpoint Power LLC, a Massachusetts limited liability company, with an address of 1040 Great Plain Avenue, Needham, Massachusetts 02492.

        h)    Execution of Documents.    The Manager, by its manager Thomas E. Atkins with an address of 1040 Great Plain Avenue, Needham, Massachusetts 02492, is authorized to execute, deliver, and record any document to be filed with the Secretary of the Commonwealth of Massachusetts or any other office to which filings are required.

        i)    Execution of Real Estate Instruments.    The Manager, by its manager Thomas E. Atkins with an address of 1040 Great Plain Avenue, Needham, Massachusetts 02492, is authorized to execute, acknowledge, deliver, and record any recordable instrument purporting to affect an interest in real property whether to be filed with the registry of deeds or a district office of the land court.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Organization this 20th day of May, 2004.

By:	PINPOINT POWER LLC
Manager
By:	/s/ THOMAS E. ATKINS Thomas E. Atkins, Manager

OPERATING AGREEMENT
of
PINPOINT POWER DR LLC

        This Operating Agreement ("Agreement") of Pinpoint Power DR LLC, a Massachusetts limited liability company (the "Company"), is entered into to be effective as of May 21, 2004 ("Effective Date") by and between the members (each a "Member" or with any other Member, "Members" which term includes those subsequently admitted) set out in Schedule A attached hereto.

        WHEREAS, the Company has been formed as a Massachusetts limited liability company by filing a Certificate of Organization (the "Certificate") with the Secretary of the Commonwealth of Massachusetts; and

        WHEREAS, the Company has been formed for the purposes set forth in Section 2.6.

        NOW, THEREFORE, the Members hereby agree that the terms and conditions under which they will own and operate the Company under the Massachusetts Limited Liability Company Act (the "Act") are as set forth in this Agreement.

Section 1

DEFINITIONS

        1.1    General Definitions.    The following terms shall have the following meanings when used in this Agreement:

  (a)
  "Act" shall mean the Massachusetts Limited Liability Company Act, as amended from time to time;

  (b)
  "Affiliate" shall have the meaning ascribed to it by Rule 501 of the federal Securities Act of 1933, as amended;

  (c)
  "Business" shall have the meaning ascribed to it by Section 2.6;

  (d)
  "Business Days" shall mean any day other than Saturday, Sunday, and days which are federal holidays in the United States of America;

  (e)
  "Capital Account" shall have the meaning as described by Section 6.2;

  (f)
  "Capital Contributions" shall have the meaning ascribed to it by Section 6.1;

  (g)
  "Certificate" shall mean the Company's Certificate of Organization filed with the Massachusetts Secretary of the Commonwealth, as amended or restated from time to time;

  (h)
  "Code" shall mean the United States Internal Revenue Code of 1986 and the regulations and the rules promulgated thereunder, as amended from time to time;

  (i)
  "Effective Date" shall mean that date set forth in the preamble on page 1 of this Agreement;

  (j)
  "Member" shall mean, at any time, a Person listed on Schedule A attached hereto who shall have rights in proportion to the number of Units held;

  (k)
  "MIPA" shall mean that certain Membership Interest Purchase Agreement entered into by and among the Company, Pinpoint Power LLC, EnerNOC, INC., and Thomas E. Atkins in June 2004;

  (l)
  "Person" shall mean any natural person, corporation, partnership, limited partnership, limited liability partnership, limited liability company, or other entity organized by the filing of an application, articles, certificate, or like instrument with the authorities of any state or governmental subdivision of any state whether in the United States of America or in any foreign state;

  (m)
  "Securities Act" shall mean (i) the United States Federal Securities Act of 1933, as amended, (ii) the Blue Sky law of any state of the United States of America, and (iii) the securities registration law of any other country, state, or governmental subdivision thereof;

  (n)
  "Tax Matters Partner" shall be that Member so designated in Schedule A pursuant to Section 10.6; and

  (o)
  "Unit" and "Units" shall mean one or more, respectively, of the units issued by the Company to its Members which represent their respective rights to share and participate in the profits, losses, liquidation, and business of the Company as more fully described in this Agreement.

        1.2    Gender Specific Terms.    The use of the term "he" in this Agreement shall be construed to mean "he", "she", or "it" as required by the context and situation.

        1.3    Other Terms.    Capitalized terms not defined in Section 1.1 or otherwise in this Agreement shall have such meaning as described in the Code, if described therein, or by the context of such term's use in this Agreement.

Section 2

ORGANIZATION

        2.1    Organization of Company.    The Company has been organized as a Massachusetts limited liability company by the filing of the Certificate with the Secretary of the Commonwealth of Massachusetts pursuant to the Act.

        2.2    Name.    All Company business shall be conducted under the name "Pinpoint Power DR LLC" or such other names that comply with applicable law as the Company may select from time to time.

        2.3    Term.    The Company commenced on the date the Certificate was filed and shall continue perpetually, unless dissolved pursuant to the terms of this Agreement or the Act.

        2.4    Registered Office and Agent; Principal Place of Business.    The principal and registered office of the Company shall be located at the place specified in Schedule C. The name and address of the registered agent of the Company in Massachusetts shall be that specified in Schedule C. The Company may change the principal office or place of business of the Company or the registered agent at any time and may establish other offices or places of business in various jurisdictions and appoint agents for service of process in such jurisdictions. In the event of any such change, the Company shall cause Schedule C to be updated and a copy thereof to be delivered to all Members.

        2.5    Qualification in Other Jurisdictions.    The Company shall qualify or register under applicable laws of any jurisdiction in which the Company transacts business and shall be authorized to execute, deliver, and file any certificates and documents necessary to effect such qualification or registration.

        2.6    Purposes, Business and Powers.    The purpose and business of the Company shall be:

          (a)   to carry on the business associated with the implementation and operation of, and collection of revenues arising out of, all matters connected with that certain "Agreement for Supplemental Installed Capacity Southwest Connecticut (LRP Resources)" between ISO New England Inc., as agent for the Market Participants in the New England Central Area and Pinpoint Power LLC effective June 1, 2004 which agreement is being assigned to the Company pursuant to Schedules A and B; and

          (b)   to have and exercise all powers which are necessary or desirable to carry out the foregoing (collectively the "Business").

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        When conducted by the Company, all of the activities described above shall be deemed to be in the ordinary course of the Company's business for purposes of the Act. The purposes and Business of the Company may be conducted alone, with other Persons, or through other Persons in which the Company is a partner, joint venturer, shareholder, member, or beneficiary in which the Company holds an ownership, equity, or beneficial interest.

        2.7    Admission of Initial Members.    The persons executing this Agreement as Members are Members of the Company who shall have those numbers of Units as described on Schedule A upon the provision to the Company of their respective Capital Contributions as set forth on Schedule A. To be a Member, a person must hold at least one Unit.

Section 3

UNITS

        3.1    Total Capitalization.

        Unless otherwise determined by vote of Members holding a majority of the Units, the Company shall have the authority to issue up to one hundred (100) ownership units ("Units").

        3.2    Issue of Units.

        The Company shall issue those Units set forth beside each Member's name in Schedule A. The Company may issue further Units up to the maximum amount specified in Section 3.1, or as otherwise permitted pursuant to Section 9.2(a)(ii) for such consideration as is deemed appropriate by the Company. Subject to the foregoing, Units may be issued by the Company to any Person. The Company shall not issue certificates for Units, but shall maintain, at all times, an up to date Schedule A as required by Section 5.1.

Section 4

ASSIGNABILITY OF UNITS

        4.1    Transfer Procedure.

          (a)   No Member may sell, transfer, assign, pledge, or otherwise dispose of all or any part of his or its Units (whether voluntarily, involuntarily, or by operation of law) or any interest therein, whether economic, voting, or other, other than to an Affiliate unless all of the following conditions shall have been satisfied:

    (i)
    no such assignment shall be made which, in the opinion of counsel to the Company, may result in the termination of the Company for purposes of Section 708 of the Code;

    (ii)
    no such assignment shall be made if, in the opinion of counsel to the Company, such assignment may not be effected without registration under a Securities Act, would result in the violation of a Securities Act (including, without limitation, Regulation D and Regulation S), or would cause the failure of any registration exemption upon which the Company has relied;

    (iii)
    all Members shall have consented;

    (iv)
    the assignee pays to the Company all costs and expenses incurred by the Company in connection with such assignment including, without limitation, the costs of any opinion referenced in Section 4.1(a)(ii); and

    (v)
    the assignee executes and delivers such instruments, as the Company may deem necessary or desirable to effect such substitution and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement.

3

          (b)   A Member's failure or refusal to permit an assignee to become a substitute Member shall not give rise to any cause of action against the Company or any Member.

          (c)   In no event shall any Unit, or any portion thereof, be sold, transferred, or assigned to a minor or incompetent, and any such attempted sale, transfer, or assignment shall be void and ineffectual and shall not bind the Company or any Member.

          (d)   The Company shall be entitled to treat the record owner of any Unit as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such Unit has been received and accepted by the Company and recorded on its books.

Section 5

AMENDMENTS

        5.1    Updating Signature Pages and Schedules A, B, and C.

          (a)   In the event any Member's Unitholdings change for any reason because of the acquisition, transfer, redemption, or other transaction involving a change in Unitholdings, then the Company shall cause that Member's Unitholdings as described on Schedule A to be updated and shall deliver to all Members listed on that Schedule A, a copy of that updated Schedule A.

          (b)   In the event any Member ceases to be a Member, the Company shall cause that Person's listing to be removed from the then current Schedule A and shall deliver to all persons listed on the updated Schedule A, a copy of that updated Schedule A.

          (c)   In the event any Person not listed on the then current Schedule A acquires one or more Units, then, as a condition of such acquisition, that Person shall be required to execute a counterpart signature page to this Agreement whereby that Person shall become bound by the provisions of this Agreement and the Company shall cause that Person's name, address, and Unitholdings to be added to Schedule A and shall deliver to all Members then listed on that updated Schedule A a copy of that updated Schedule A.

          (d)   In the event the Company receives additional Capital Contributions (whether in the form of cash or property) after the Effective Date, the Company shall update Schedules A and B, as appropriate, and shall cause a copy thereof to be delivered to all Members.

          (e)   In the event the Company's registered agent, registered office, or other principal office is changed by the Company, the Company shall update Schedule C and shall cause a copy thereof to be delivered to all Members.

        5.2    Amendments to Agreement.

          (a)   Any amendment to this Agreement other than an amendment of Schedule A, B, or C shall be in writing, dated, and signed by all Members.

          (b)   If any conflict arises between the provisions of the amendment, or amendments, and the terms hereof, the most recent provisions shall govern and control.

        5.3    Amendments to Certificate.    The Certificate shall be amended whenever required by the provisions of this Agreement or by the Act. Any such amendments shall be reflected in a certificate of amendment or restated certificate and shall be filed for record by the Company as required by the Act, and this Agreement shall also be amended as necessary to reflect such change.

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Section 6

CAPITAL CONTRIBUTIONS and ALLOCATIONS

        6.1    Capital Contributions.    All amounts paid by any Member in respect of any Unit shall be deemed to be capital contributions ("Capital Contributions"), whether made prior to, simultaneously with, or after the execution of this Agreement and whether made in cash or the contribution of assets and will be as described in Schedules A and B, as appropriate. No Member shall be obligated to contribute to the Company any amount in excess of the amount set forth beside that Member's name in Schedule A or as described in any other agreement between that Member and the Company.

        6.2    Capital Accounts.

          (a)    Maintenance of Capital Accounts.    A separate capital account ("Capital Account") will be maintained for each Member. The Capital Account of each Member will be determined and adjusted in accordance with the rules which follow.

    (i)
    Each Member's Capital Account will be increased with the Member's Capital Contributions, the Member's distributive share of Profits allocated to the Member under Section 6.3(a), any items in the nature of income or gain that are specially allocated to the Member under Section 6.3(c) or (d), and the amount of any Company liabilities that are assumed by the Member or secured by any Company property distributed to the Member.

    (ii)
    Each Member's Capital Account will be decreased with the amount of cash and the Gross Asset Value of any Company property distributed (or deemed distributed) to the Member under any provision of this Agreement, the Member's distributive share of Losses allocated to the Member under Section 6.3(a) or (b), any items in the nature of deduction or loss that are specially allocated to the Member under Section 6.3(c) or (d), and the amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by the Member to the Company.

    (iii)
    If any Member's interest in the Company is transferred in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

    (iv)
    In determining the amount of any liability for purposes of Section 6.2(a)(i) and (ii) above, Code Section 752(c) and any other applicable provisions of the Code will be taken into account.

          (b)    Compliance with Code.    Section 6.2(a) and the other provisions of this Agreement relating to the maintenance of Capital Accounts have been included in this Agreement to comply with Section 704(b) of the Code and will be interpreted and applied in a manner consistent with those provisions. Without limiting the generality of this Section 6.2(b), the Company, upon the advice of tax counsel to the Company, may modify the manner in which the Capital Accounts are maintained under this Section 6.2 in order to comply with those provisions, as well as upon the occurrence of events that might otherwise cause this Agreement not to comply with those provisions; provided, however, without the prior written consent of all Members, the Company may not make any modification to the manner by which Capital Accounts are maintained if the effect of such modification would alter the amount or timing of any distribution of Distributable Cash Flow to which any Member would be entitled pursuant to Section 7 and Section 10.2 hereof

          (c)   No Member shall be entitled to any distribution or to make withdrawals or transfers from his Capital Account. Distributions shall be made only as described in this Agreement.

5

        6.3    Profits, Losses and Distributive Shares of Tax Items.

          (a)   Except as provided in Sections 6.3(b) and the Code, all items of income, gain, loss, deduction, and credit shall be allocated among the Members, in a manner such that if the Company were dissolved, its affairs wound up and its assets distributed to the Members in accordance with their respective Capital Account balances immediately after making such allocation, such distributions would, as nearly as possible, be equal to the distributions that would be made pursuant to Section 10.2(a) hereof, provided, however, that in the event of a distribution (that includes assets, other than cash), the Capital Accounts shall be adjusted to reflect the net value of any property distributed in such distribution and the Capital Accounts shall be adjusted to reflect the manner in which unrealized income, gain, loss, and deduction inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Members if there were a taxable disposition of such property for the net value of such property on the distribution date; provided further that any Partner Nonrecourse Deductions must be allocated in accordance with the provisions of Code Section 1.704-2(b).

          (b)   Notwithstanding any provision set forth in this Section 6.3, no item of deduction or loss shall be allocated to a Member to the extent the allocation would cause a negative balance in such Member's Capital Account (after taking into account any allocations of loss and deduction reasonably expected to be made during such fiscal year to such Member and any distributions reasonably expected to be made during such fiscal year to the extent they exceed offsetting increases to such Member's Capital Account) that exceeds the amount that such Member would be required to reimburse (and deemed required to reimburse) to the Company pursuant to this Agreement or under applicable law. In the event some but not all of the Members would have such excess Capital Account deficits as a consequence of such an allocation of loss or deduction, the limitation set forth in this Section 6.3(b) shall be applied on a Member by Member basis so as to allocate the maximum permissible deduction or loss to each Member as reasonably determined by the Members in their sole discretion. All deductions and losses in excess of the limitations set forth in this Section 6.3(b) shall be allocated by the Company upon the advice of tax counsel. In the event any loss or deduction shall be specially allocated to a Member pursuant to either of the two preceding sentences, an equal amount of income of the Company shall be specially allocated to such Member prior to any allocation pursuant to Section 6.3(a) hereof. All elections, decisions and other matters concerning the allocation of profits, gains, and losses among the Members, and accounting procedures, not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Company after consultation with tax counsel. Such determination shall be final and conclusive as to all Members.

Section 7

DISTRIBUTABLE CASH FLOW

        All cash that is available for distribution by the Company after paying all operating expenses of the Company and establishing such reserves for the Company and its future operating and capital requirements as the Company shall determine ("Distributable Cash Flow"), shall, subject to the provisions of the MIPA, be distributed to the Members, proportionally, in respect of their relative holdings of Units.

Section 8

MANAGEMENT

        8.1    General.

          (a)   The Business and Company shall be managed by the Members who shall have the sole authority and discretion to (i) exercise all the powers and privileges granted by the Act or any

6

  other law or this Agreement, together with any powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the Business, trade purposes, or activities of the Company, (ii) take any and all actions on behalf of the Company as the Members deem in the best interests of the Company; (iii) delegate any of their powers to any other Person or agent, and (iv) take any other action regarding the Company not prohibited under this Agreement, the Act, or other applicable law.

          (b)   Any Member may, from time to time, call for a meeting of the Members. Written notice of such meeting, including the date, time, place and matters to be decided shall, pursuant to Section 11.7, be given by the Member(s) calling such meeting to all Members not less than ten (10) calendar days prior to the date of the meeting and the meeting shall be held at (i) the principal office of the Company, (ii) such other office of the Company which has been designated by the Person calling the meeting, or (iii) such other place anywhere as has been approved by the Members for meetings of Members. Notice of any meeting may be waived if all Members thereat so consent. Members may attend, for the purposes of establishing quorum, and may participate in and vote at meetings by the use of telephone or conference call equipment. Quorum for a meeting of Members shall be Members holding a majority of issued and outstanding Units. The vote of Members holding a majority of the Units present at a meeting at which quorum has been established shall pass or reject any proposed resolution.

          (c)   Any action required to be taken at any meeting of the Members may be taken without a meeting if Members holding at least the minimum number of Units required to approve the action being taken consent in writing. Such consents shall be filed with the Company's records and distributed to all Members.

        8.2    Limitation of Liability of Members.

        No Member shall be personally or otherwise liable to the Company or any other Member for any debt, obligation or liability of the Company or any other Member whether arising in contract, tort or otherwise solely by reason of being a Member of the Company or for having signing authority on behalf of the Company pursuant to this Agreement for any mistake of fact or judgment or for the doing of any act or the failure to do any act by him or her in conducting the business, operations, and affairs of the Company, which may cause or result in any loss or damage to the Company or any other Member unless a Member's mistake, act, or failure to act is a breach of this Agreement or the result of that Member's fraud or willful misconduct in which case only that Member who committed such mistake or act, or who failed to do such act, shall be liable to the Company or any other Member so damaged. In no case shall a Member be liable to the Company or any other Member for any other Member's mistakes, acts, or failures to act which arise out of that other Member's fraud or willful misconduct. Members shall have no duties or obligations to the Company or any other Member unless expressly imposed by this Agreement. In performing their duties, each Member shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial information, prepared or provided by any attorney, independent accountant, officer, employee, or other agent of the Company, or other person as to matters which that Member reasonably believes to be within such person's professional or expert competence, unless the Member has knowledge concerning the matter in question that would cause such reliance to be unwarranted under the circumstances.

        8.3    Insurance.    The Company may purchase and maintain insurance on behalf of any Member, officer, agent, or employee against any liability or cost incurred by such person in any such capacity or arising out of his, her, or its status as such, whether or not the Company would have power to indemnify against such liability or cost.

        8.4    Other Activities.    The Members may be employed in or by and may engage in and possess interests in other business ventures and investment opportunities of every kind and description, independently or with others, including serving as directors, officers, stockholders, managers, members

7

and general or limited partners of corporations, partnerships or other limited liability companies. Neither the Company nor any other Member shall have any rights in or to such other ventures or opportunities or the income or profits therefrom.

        8.5    Interested Transactions.

          (a)   In the absence of fraud, no contract or other transaction of the Company shall be affected or invalidated by the fact that any of the Members are in any way interested in, or connected with, any other party to such contract or transaction, or are themselves parties to such contract or transaction.

          (b)   Each and every person who is or may become a Member is relieved by the means described in Section 8.6(a), to the extent permitted by law, when acting in good faith, from any liability that might otherwise exist from contracting with the Company for the benefit of him or herself or any person in which he may be in any way interested or with which he may be in any way connected.

Section 9

RECORDKEEPING AND ACCOUNTING MATTERS

        9.1    Records.    The Company shall keep at its principal place of business any information required by the Act, including the following:

          (a)   a current list of the full name and last known business, residence, or mailing address of each Member, both past, current, and present;

          (b)   a copy of the Certificate and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

          (c)   copies of the Company's federal, state, and local income tax returns and reports, if any, for the three most recent fiscal years;

          (d)   copies of this Agreement and all amendments hereto, copies of any writings permitted or required under the Act, and copies of any financial statements of the Company for the three most recent fiscal years;

          (e)   minutes of any meetings of Members and any written consents obtained from Members;

          (f)    true and full information regarding the status of the Business and the financial condition of the Company;

          (g)   true and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and of which each Member has agreed to contribute in the future, and the date on which each became a Member; and

8

          (h)   any other information required by the Act to be kept.

        9.2    Delivery and Inspection.    Any Company records described in Section 9.1 are subject to inspection and copying at the reasonable request, and at the expense, of any Member during ordinary business hours. A Member's agent or attorney has the same inspection and copying rights as the Member. The right to copy records includes, if reasonable, the right to receive copies made by photographic, photocopying, or other means. The Company may impose a reasonable charge, not to exceed the estimated cost of labor and material for production or reproduction, for copies of any documentation provided to a Member.

        9.3    Reports and Fiscal Year End.    Within a reasonable period of time after the close of each fiscal year, the Company shall cause to be prepared and submitted to each Member financial statements and tax information as at the close of that fiscal year.

        9.4    Fiscal Year End.    The Company's fiscal year shall end on the last day of December each year unless changed by the Members.

        9.5    Tax and Accounting Matters.

          (a)   Unless otherwise agreed by the Members, and subject to the immediately following sentence, all accounting matters shall, for all purposes under this Agreement, be determined in accordance with generally accepted accounting practices and principles, consistently applied. The revenues and expenses and the operations of the Company may be reported either on the cash or accrual method, for both accounting and tax purposes, as the Members may from time to time determine.

          (b)   The Company shall cause to be prepared and timely filed each year, at the expense of the Company, all federal, state, and local tax or information returns required of the Company, and shall cause the Company to pay any and all taxes that may be imposed on the Company as a separate entity from the Members, or for which the Company has a legal obligation to collect and/or remit, when and as such taxes are due. The Company shall cause to be delivered to each Member complete copies of all such returns within 10 days after such returns are filed. The Company also shall provide the Members with K-1's and any and all other information that is required in order for the Members to be able to file their federal and state tax returns within a reasonable period of time after the conclusion of each fiscal year.

        9.6    Tax Matters Partner.    Pursuant to Code Section 6231(a)(7)(A), the Members hereby designate the Member so indicated in Schedule A as the "tax matters partner" for purposes of the Code. The tax matters partner shall act on behalf of the Company in the event of an audit of the Company by the Internal Revenue Service, and may make such decisions and take such actions in the course of any such audit as he deems necessary or desirable in the best interests of the Members. If the selection of the tax matters partner shall change at any time, then the Company shall cause Schedule A to be amended accordingly and shall provide to each Member listed on Schedule A a copy of the amended Schedule A.

Section 10

DISSOLUTION AND LIQUIDATION

        10.1    Dissolution.

          (a)   Except as otherwise provided in this Agreement, the Company shall be dissolved and terminated upon the occurrence of any of the following events:

    (i)
    The sale, condemnation, or other disposition of all or substantially all of the assets and properties of the Company and distribution to the Members of the proceeds of such sale or other disposition;

9

    (ii)
    The agreement of all Members to dissolve the Company; or

    (iii)
    the entry of a decree of judicial dissolution as provided in the Act.

          (b)   The incapacity, bankruptcy, death, dissolution, resignation, expulsion, or any event of withdrawal of any of the Members as specified in the Act shall not cause the automatic dissolution of the Company unless Members holding a majority of the Units so consent to the dissolution of the Company.

        10.2    Liquidation and Termination.

          (a)   If the Company is dissolved, then no further distributions shall be made pursuant to Section 7, an accounting of the Company's assets, liabilities, and operations through the last day of the month in which the dissolution occurs shall be made, and the affairs of the Company shall thereafter be promptly wound up and terminated. The Members will appoint one or more persons to serve as the liquidating trustee of the Company. The liquidating trustee will be responsible for winding up and terminating the affairs of the Company and will determine all matters in connection therewith (including, without limitation, the arrangements to be made with creditors, to what extent and under what terms the assets of the Company are to be sold, and the amount or necessity of cash reserves to cover contingent liabilities) as the liquidating trustee deems advisable and proper to satisfy the duties imposed on the liquidating trustee by the Act and the fiduciary duties owed by the liquidating trustee to the Members. The liquidating trustee will thereafter liquidate the assets of the Company as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, will be applied and distributed in the following order:

    (i)
    to the payment and discharge of all of the Company's debts and liabilities to creditors, including Members, but not in respect of distributions pursuant to Section 7, in the order of priority as provided by law;

    (ii)
    then to the Members, proportionally, in respect of the relative positive balance in the Capital Account of each Member

          (b)   After all the assets of the Company have been distributed, the Company shall terminate; however, if at any time thereafter any funds in any cash reserve fund referred to in Section 10.2(a) are released because the need for the cash reserve fund has ended, the funds shall be distributed in the same manner as required by Sections 10.2(a)(i) and (ii).

          (c)   Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Code regulation section 1.704-1(b)(2)(ii)(g), if any Member has a deficit or negative balance in the Member's capital account (after giving effect to all contributions, distributions, allocations, and other capital account adjustments for all taxable years, including the year during which such liquidation occurs), the Member shall have no obligation to make any capital contribution, and the negative balance of the Member's capital account shall not be considered a debt owed by the Member to the Company or to any other Person for any purpose whatsoever.

        10.3    Certificate of Cancellation.    Upon the dissolution of the Company, the Company shall prepare, execute, and deliver to the Secretary of the Commonwealth of Massachusetts a Certificate of Cancellation in accordance with the Act.

        10.4    Recourse to Assets.    The Members shall look solely to the assets of the Company for the return of their Capital Contributions or returns thereon, including, without limitation, any preferential amounts. If the assets remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return a Member's Capital Contributions or returns thereon, including, without limitation, any preferential amounts, such Member shall have no recourse against the Company, the other Members, or the officers, if any.

10

Section 11

GENERAL PROVISIONS

        11.1    Governing Law.    This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the Commonwealth of Massachusetts (without regard to its provisions regarding conflicts of laws). Any claim or dispute arising hereunder shall be brought before a court in Boston, Massachusetts.

        11.2    Binding Effect.    This Agreement will be binding upon and inure to the benefit of the Members and their respective distributees, successors, and assigns; provided, however, that nothing contained in this Section 11.2 shall limit the effectiveness of any restriction on transfers of Members' Units contained herein.

        11.3    Headings.    All headings are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

        11.4    Severability.    If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, the provision will be fully severable; this Agreement will be construed and enforced as if the illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of the illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

        11.5    Additional Documents and Acts.    Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated by this Agreement.

        11.6    No Third Party Beneficiary.    This Agreement is made solely and specifically among and for the benefit of the Members and their respective successors and assigns, and no other Person will have any rights, interest, or claims or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

        11.7    Notices.    All notices, consents, requests, demands, or other communications to or upon the respective parties shall be in writing and shall be effective for all purposes (a) when received by the recipient if delivered by hand or by a prepaid messenger or nationally recognized courier service, (b) five (5) Business Days after mailing if delivered by prepaid first class mail, (c) when confirmation of the successful transmission has been received by the sender if sent by facsimile transmission, or (d) one (1) Business Day after transmission by electronic mail if no undeliverable notice is received by the sending party, to the addresses or facsimile numbers reflected on Schedule A hereto. Any party may change its address or facsimile number by written notice to all other parties in the manner set forth above. In the case of illegible or otherwise unreadable facsimile or electronic mail transmissions, the receiving party shall promptly notify the transmitting party of any transmission problem and the transmitting party shall promptly resend any affected parts until notice is received of the successful transmission of a legible version.

        11.8    Title to Company Property.    Legal title to all property of the Company will be held and conveyed in the name of the Company or its designee.

        11.9    Waiver.    No waiver of any obligation under this Agreement will be enforceable or admissible unless set forth in a writing signed by the party against which enforcement or admission is sought. No delay or failure to require performance of any provision of this Agreement shall constitute

11

a waiver of that provision as to that or any other instance. Any waiver granted shall apply solely to the specific instance expressly stated.

        11.10    Entire Agreement; Override Provisions.    This Agreement and the schedules attached hereto contain the entire understanding between the parties and supersede any prior written or oral agreements between them respecting the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between the parties relating to the subject matter of this Agreement which are not fully expressed herein. This Agreement is intended to set forth the entire agreement of the parties and the parties hereby expressly waive all of the so-called "override" provisions of the Act such that their rights and obligations shall be as expressly set forth herein.

        11.11    Schedules.    The schedules attached to this Agreement shall be deemed to be a part of this Agreement and are fully incorporated herein by this reference.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

12

        IN WITNESS WHEREOF, the Members have executed this Agreement to be effective as of the Effective Date.

Members:
PINPOINT POWER LLC
By:	/s/ THOMAS E. ATKINS Thomas E. Atkins, Manager

13

SCHEDULE A

Members

Name, Addresses, and Facsimile Number of Member	Number of Units	Capital Contribution
*Pinpoint Power LLC 1040 Great Plain Avenue Needham, MA 02492 Fax: (781) 453-1142	* 100*	All assets listed on Schedule B

*
This Member shall act as the Tax Matters Partner in accordance with Section 10.6.

END OF SCHEDULE A

14

SCHEDULE B

Contributed Assets

        1)    That certain "Agreement for Supplemental Installed Capacity Southwest Connecticut (LRP Resources)" between ISO New England Inc., as agent for the Market Participants in the New England Central Area, and Pinpoint Power LLC effective June 1, 2004 ("SWCT Agreement") and all rights thereunder;

        2)    That certain Security Agreement between ISO New England, Inc. and Pinpoint Power LLC dated June 21, 2004 and all rights thereunder;

        3)    All of the Emergency Capability Agreements and all rights thereunder with the following persons:

    i)
    Southern New England Telephone Company dated May 10, 2004;

    ii)
    International Business Machines Corporation, signed May 4, 2004, effective June 1, 2004;

    iii)
    Boehringer Ingelheim Pharmaceuticals Inc. April 27, 2004, signed by BIPI May 13, 2004;

    iv)
    First Taxing District of Norwalk Connecticut, dated April 26, 2004;

    v)
    City of Stamford, Connecticut;

    vi)
    One Stamford Landing LLC (final contract pending);

    vii)
    Three Stamford Landing Associates, LLC (final contract pending); and

    viii)
    Real Estate 2000 Associates, LP (final contract pending); and

        4)    All of the business and goodwill associated with the foregoing including, without limitation, all permits, approvals, and liabilities.

END OF SCHEDULE B

15

SCHEDULE C

Registered Office and Agent

Registered Office

1040 Great Plain Avenue
Needham, MA 02492

Registered Agent
Thomas E. Atkins
1040 Great Plain Avenue
Needham, MA 02492

END OF SCHEDULE C

16

Exhibit 7.03
Pinpoint Security Agreement

Execution Version

SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (this "Agreement") is made and entered into this              day of                         , 2005, between Pinpoint Power DR LLC, a Massachusetts limited liability company, having an address of One Faneuil Hall Marketplace, 3rd Floor, Boston, Massachusetts 02109 ("Debtor"), and Pinpoint Power LLC, a Massachusetts limited liability company, having an address of 1040 Great Plain Avenue, Second Floor, Needham, MA 02492 (the "Secured Party"). Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in that certain Membership Interest Purchase Agreement, by and among Secured Party, Debtor, EnerNOC, Inc. ("EnerNOC") and Tom Atkins dated as of June     , 2004 (the "Purchase Agreement").

        WHEREAS, pursuant to the Purchase Agreement, as of the Closing Date, EnerNOC, purchased all of the outstanding membership interests of Debtor held by Secured Party in consideration for cash and common stock of Debtor, payable over time;

        WHEREAS, after the Closing Date, EnerNOC shall continue to provide material services to Debtor pursuant to that certain IBCS Provider Technology and Managed Services Agreement by and between EnerNOC and Debtor, dated as of June     , 2004;

        WHEREAS, Debtor, as wholly-owned subsidiary of EnerNOC, wishes to grant security interests in favor of Secured Party as herein provided; and

        WHEREAS, it is a condition precedent to the parties entering into the transactions contemplated by the Purchase Agreement that Debtor execute and deliver to Secured Party a security agreement in the form hereof.

        NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    DEFINITIONS.    All terms defined in the Uniform Commercial Code of the Commonwealth of Massachusetts (the "Uniform Commercial Code") and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article of the Uniform Commercial Code, the term has the meaning specified in Article 9. The term "Obligations," as used herein, means the obligation of EnerNOC to pay the cash portion of the Purchase Price to Secured Party, pursuant to Section 1.01(b) and of the Purchase Agreement, as such instrument is originally executed or as modified, supplemented, amended, restated or extended hereafter. "Event of Default" is defined in Section 10 below.

        2.    GRANT OF SECURITY INTEREST.

        2.1    Collateral Granted.    Debtor hereby grants to Secured Party, to secure the payment and performance in full of all of the Obligations which Debtor hereby guarantees solely to the extent of the Collateral (as hereinafter defined), a security interest in and so pledges and assigns to Secured Party the following properties, assets and rights of Debtor, wherever located, whether now owned or existing or hereafter acquired or arising:

  solely eighty percent (80%) of the accounts, contract rights and rights to the payment of money, all general intangibles (including all payment intangibles), books and records, all proceeds of every kind and nature and in whatever form that are due or to become due from the SWCT Agreement.

All of the foregoing are hereinafter called the "Collateral." Secured Party acknowledges and agrees that Secured Party's recourse against Debtor on account of the Obligations shall be limited to the Collateral.

        3.    TITLE TO COLLATERAL

        Debtor is the owner of the Collateral free from any adverse lien, security interest or other encumbrance. None of the account debtors in respect of any accounts, chattel paper or general intangibles and none of the obligors in respect of any instruments included in the Collateral is a governmental authority subject to the Federal Assignment of Claims Act.

        4.    PERFECTION OF SECURITY INTERESTS

        4.1    Representations and Covenants Related to Perfection.    Debtor represents and warrants to Secured Party as follows: (a) Debtor's exact legal name is as indicated on page 1 of this Agreement and on the signature page hereof and (b) Debtor is an organization of the type and is organized in the jurisdiction set forth on page 1 of this Agreement. Debtor covenants with Secured Party as follows: (x) without providing at least 30 days' prior written notice to Secured Party, Debtor will not change its name or its place of business and (y) Debtor will not change its type of organization, jurisdiction of organization or other legal structure.

        4.2    Perfection By Filing.    Debtor authorizes the Secured Party at any time and from time to time to file financing statements, continuation statements and amendments thereto that describe the Collateral and which contain any other information required by Article 9 of the Uniform Commercial Code ("Article 9") for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is a registered organization, the type of organization and any organization identification number or taxpayer identification number issued to Debtor. Debtor agrees to furnish any such information to Secured Party promptly upon request. Any such financing statements, continuation statements or amendments may be filed at any time in any jurisdiction. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, coupled with an interest, for the purposes hereof. Debtor also ratifies its authorization for Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

        4.3    Other Actions as to Any and All Collateral.    Debtor further agrees to take any other action reasonably requested by Secured Party to ensure the attachment, perfection and first priority of, and the ability of Secured Party to enforce, Secured Party's security interest in any and all of the Collateral.

        5.    NO LIENS.    Except for the security interest herein granted, Debtor shall be the owner of the Collateral free from any lien, security interest or other encumbrance, and Debtor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to Secured Party. Debtor shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than Secured Party.

        6.    NO TRANSFERS.    Debtor will not sell or offer to sell or otherwise transfer the Collateral or any interest therein, provided, however, Debtor may transfer the Collateral in connection with a merger, consolidation or sale of all or substantially all of the assets or capital stock of Debtor provided that the purchaser agrees to be bound by all provisions of this Agreement and the Purchase Agreement.

        7.    INSURANCE.    Debtor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Notwithstanding the foregoing, Debtor's maintenance of insurance in full accordance with the requirements set forth in the SWCT Agreement shall be sufficient for the purposes of this Section 7.

        8.    MAINTENANCE OF COLLATERAL; COMPLIANCE WITH LAW.    Debtor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. Secured Party, or its designee, may inspect the Collateral at any reasonable time,

2

wherever located. Debtor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement.

        9.    COLLATERAL PROTECTION EXPENSES; PRESERVATION OF COLLATERAL.

        9.1    Expenses Incurred by Secured Party.    In its discretion, Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees. Debtor agrees to reimburse Secured Party on demand for any and all expenditures so made. Secured Party shall have no obligation to Debtor to make any such expenditures, nor shall the making thereof relieve Debtor of any default.

        9.2    Secured Party's Obligations and Duties.    Anything herein to the contrary notwithstanding, Debtor shall remain liable under each contract or agreement comprising the Collateral to be observed or performed by Debtor thereunder. Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by Secured Party of any payment relating to any of the Collateral, nor shall Secured Party be obligated in any manner to perform any of the obligations of Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Secured Party or to which Secured Party may be entitled at any time or times. Secured Party's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with such Collateral in the same manner as Secured Party deals with similar property for its own account.

        10.    EVENT OF DEFAULT.    Any one of the following shall constitute an Event of Default under this Agreement:

          (a)   Default in the payment or performance of any obligation, covenant, or liability of Debtor to Secured Party under this Agreement, provided, that such non-payment or non-performance is not cured within 30 days after the giving of notice by the Secured Party of such default;

          (b)   Any warranty, representation, or statement made or furnished to Secured Party by or on behalf of Debtor, including but not limited to statements made by Debtor in any financial or credit statement or application for credit made prior to this agreement, proves to have been false or misleading in any material respect when made or furnished;

          (c)   Default in the payment or performance of the obligation of EnerNOC to Secured Party pursuant to Section 1.01 of the Purchase Agreement beyond any grace period provided therein; or

          (d)   Except as permitted by Section 6 hereof, any sale, transfer, assignment or encumbrance of any of the Collateral not in the ordinary course of business, or the making by any person of any levy, seizure, or attachment thereof or thereon.

        11.    NOTIFICATION TO ACCOUNT DEBTORS AND OTHER OBLIGORS.    At any time after an Event of Default has occurred and is continuing:

          (a)   Secured Party may notify account debtors on accounts, chattel paper and general intangibles of Debtor and obligors on instruments for which Debtor is an obligee that payment thereof is to be made directly to Secured Party or such other address as may be specified by Secured Party, and may advise any other person of Secured Party's security interest in and to the Collateral, and may collect directly from the obligors thereon, all amounts due on account of the Collateral;

3

          (b)   At Secured Party's request, Debtor will notify account debtors and obligors that payment thereof is to be made directly to Secured Party or such other address as may be specified by Secured Party;

          (c)   Debtor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and any other Collateral received by Debtor as trustee for Secured Party without commingling the same with other funds of Debtor; and shall deliver each of the following duly endorsed, assigned or otherwise made payable to Secured Party: (i) all such proceeds to Secured Party immediately upon the receipt thereof by Debtor in the identical form received, and (ii) all security or collateral for, guaranties of, letters of credit, trade and bankers' acceptances, and similar letters and instruments in respect of any of the Collateral.

Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles and instruments received by Secured Party to the Obligations, such proceeds to be immediately entered after final payment in cash or solvent credits of the items giving rise to them.

        12.    REMEDIES.    If an Event of Default shall have occurred and be continuing, Secured Party may, without notice to or demand upon Debtor, declare this Agreement to be in default and Secured Party shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of the Collateral, and for that purpose Secured Party may, so far as Debtor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. Secured Party may in its discretion require Debtor to assemble all or any part of the Collateral at such location of locations within the state(s) of Debtor's principal office(s) or at such other locations as Secured Party may designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party shall give to Debtor at least ten days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Debtor hereby acknowledges that ten days' prior written notice of such sale or sales shall be reasonable notice. If any of the Collateral which constitutes securities is not registered under applicable state and federal securities laws, Secured Party shall not be obligated to register such Collateral and may, in effecting any sale thereof, impose such conditions and limitations on the sale as Secured Party deems appropriate to comply with applicable securities laws, including but not limited to requiring an investment representation agreement from any purchaser thereof and imposing restrictions as to the financial sophistication and ability of any person permitted to bid or purchase at any sale, and such actions by Secured Party shall be deemed commercially reasonable. In addition, Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party's rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

        13.    NO WAIVER, ETC.    Debtor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance thereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof; all in such manner and at such time or times as Secured Party may deem advisable. Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 9.2 hereof. Secured Party shall not be deemed to have waived any of its rights upon or under the Obligations or the

4

Collateral unless such waiver shall be in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as Secured Party deems expedient.

        14.    MARSHALLING.    Secured Party shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Secured Party's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.

        15.    PROCEEDS OF DISPOSITIONS; EXPENSES.    Debtor shall pay to Secured Party on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Secured Party in protecting, preserving or enforcing Secured Party's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as Secured Party may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code, any excess shall be returned to Debtor, and Debtor shall remain liable for any deficiency in the payment of the Obligations.

        16.    SUCCESSORS.    This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective permitted assigns and successors in interest.

        17.    GOVERNING LAW.    THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

        18.    HEADINGS AND CAPTIONS.    The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

        19.    SEVERABILITY.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        20.    NOTICES.    All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving Party's address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) made by telex,

5

telecopy or facsimile transmission, (c) sent by recognized overnight courier, or (d) sent by registered or certified mail, return receipt requested, postage prepaid.

    If to Debtor:

    c/o EnerNOC, Inc.
    One Faneuil Hall Marketplace, 3rd Floor
    Boston, Massachusetts 02109
    Attention: Tim Healy, Chief Executive Officer

    With a copy to:

    Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
    One Financial Center
    Boston, Massachusetts 02111
    Attention: Thomas R. Burton III, Esq.
    Greg S. Fine, Esq.

    If to Secured Party:

    Pinpoint Power LLC
    1040 Great Plain Avenue, Second Floor
    Needham, MA 02492
    Attention: Tom Atkins

    With a copy to:

    Rubin and Rudman LLP
    50 Rowes Wharf
    Boston, MA 02110
    Attention: John A. DeTore
    Facsimile: 617-439-9556

All notices, requests, consents and other communications hereunder shall be deemed to have been (a) if by hand, at the time of the delivery thereof to the receiving Party at the address of such Party set forth above, (b) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (c) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (d) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

        21.    TERMINATION; RELEASE OF COLLATERAL.    When the Obligations have been indefeasibly paid and performed in full this Security Agreement shall terminate, and the Secured Party, at the request and sole expense of the Debtor, will execute and deliver to the Debtor the proper instruments (including UCC termination statements) acknowledging the termination of this Security Agreement, and will duly assign, transfer and deliver to the Debtor, without recourse, representation or warranty of any kind whatsoever, such of the Collateral as may be in the possession of the Secured Party and has not theretofore been disposed of, applied or released.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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        IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement under seal on the day and year first above written.

PINPOINT POWER LLC
By:
Thomas E. Atkins, President
SECURED PARTY
PINPOINT POWER DR LLC
By:	EnerNOC, Inc.
Its:	Sole Member
By:

Name: Timothy Healy
Its: Chief Executive Officer
DEBTOR

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AMENDMENT NO. 1 TO

MEMBERSHIP INTEREST PURCHASE AGREEMENT

        This Amendment No. 1 to Membership Interest Purchase Agreement ("Amendment") is entered into this    th day of May, 2005 by and among Pinpoint Power LLC, Pinpoint Power DR LLC, Thomas E. Atkins, and EnerNOC, Inc. ("Buyer").

        WHEREAS, the parties to this Amendment entered into that certain Membership Interest Purchase Agreement dated June 24, 2004 ("Agreement");

        WHEREAS, the Agreement requires the parties to perform certain obligations on or about June 1, 2005 including, without limitation, the delivery by Buyer to Seller of a stock certificate for that number of shares of Buyer's $0.001 par value common stock calculated in accordance with the terms of Section 1.01(b)(ii)(A) of the Agreement;

        WHEREAS, the parties agree that it will be difficult by June 1, 2005 to calculate the number of shares to be specified in the aforesaid stock certificate;

        NOW, THEREFORE, in consideration of the foregoing and the covenants set forth below, the sufficiency of which is hereby acknowledged, the parties agree to the provisions set forth below.

        (1)   Capitalized terms used in this Amendment, but not defined in this Amendment shall have the meanings ascribed to them by the Agreement.

        (2)   Section 1.01(b)(ii)(A) of the Agreement is hereby amended so that in its entirety it reads as follows:

    "(A) On October 7, 2005 (the "Issue Date"), that number of shares of Common Stock calculated by multiplying the Initial Equity Contribution (as defined below) by the quotient of (X) the Fully Diluted Capital Stock (as defined below) of Buyer on the Closing Date (as adjusted for any stock splits, stock dividends, and similar capital reorganizations since the Closing Date) by (Y) $10,825,000.00 (the "2005 Valuation"), the resulting product rounded up or down as appropriate to the nearest whole number; provided, that the shares of Common Stock shall not exceed 2.26% of the Fully Diluted Capital Stock as of the Closing Date (as adjusted for any stock splits, stock dividends, and similar capital reorganizations since the Closing Date) (the "2005 Cap")."

        (3)   Section 1.01(b)(ii)(B) of the Agreement is hereby amended so that in its entirety it reads as follows:

    "(B) On October 7, 2005, that number of shares of Common Stock calculated by multiplying the Initial Post-Closing Reserves (as defined below) by the quotient of (X) the Fully Diluted Capital Stock (as defined below) of Buyer on October 7, 2005 by (Y) the 2005 Valuation, the resulting product rounded up or down as appropriate to the nearest whole numbe;, provided, that the shares of Common Stock granted to Atkins as of October 7, 2005 shall not exceed the 2005 Cap."

        (4)   Seller covenants and agrees that it shall cooperate with Buyer and with Target in the preparation of financial statements for Target for the period ended May 31, 2005 and shall, by June 15, 2005, deliver or have delivered to Buyer compiled financial statements of Target for the period ended May 31, 2005 including a calculation of Net Income.

        (5)   Section 1.01(b)(i) is hereby amended so that it reads in its entirety as follows:

    "(i) Cash Payments.    Commencing on the Closing Date and continuing through the remainder of the SWCT Team (as defined below), Buyer shall remit to Seller, quarterly, eighty percent

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    (80%) of the Net Income (as defined below), calculated based upon the good faith estimate of Buyer (the "Cash Payments"), provided, however, that the first such installment shall cover the period from the Closing Date through September 30, 2005 and be payable in immediately payable funds by October 7, 2005 and the second such installment shall cover the period from October 1, 2005 through November 30, 2005 and be payable in immediately payable funds by December 7, 2005. In the event that any such estimate is not fully accurate, then each fourth quarterly Cash Payment shall be adjusted to an amount equal to the difference between (X) eighty percent (80%) of the aggregate Net Income generated during the preceding twelve (12) months and (Y) the aggregate of the three (3) preceding Cash Payments remitted to Seller by Buyer, and provided further, however, that the last payment to be made by Buyer to Seller pursuant to this Section 1.01(b)(i) shall be based on actual figures and not on a good faith estimate. Except as otherwise specifically provided herein, any Cash Payment pursuant to this Section 1.01(b)(i) shall be due within seven (7) days from the end of the quarterly period for which such Cash Payment accrues to Seller (each, a "Due Date"). In addition, at Seller's option, all or a portion of any such Cash Payment allocable to Seller shall be applied to repayment of the Notes effective as of the Due Date associated with such Cash Payment."

        (6)    Governing Law.    This Amendment and the rights and obligations of the Parties hereunder shall be construed in accordance with and governed by the internal laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof. Any legal action or proceeding with respect to this Amendment shall be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts.

        (7)    Amendment Limited.    In all other respects, the Agreement is hereby ratified, confirmed and approved, and all terms thereof shall remain in full force and effect.

        (8)    Counterparts.    This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

        (9)    Headings.    Headings in this Amendment are included for reference only and have no effect upon the construction of interpretation of any part of this Amendment.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

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        IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

ENERNOC, INC.
By:	/s/ TIMOTHY HEALY Timothy Healy, Chief Executive Officer
PINPOINT POWER LLC
By:	/s/ THOMAS E. ATKINS Thomas E. Atkins, Manager
PINPOINT POWER DR LLC
By:	Pinpoint Power LLC, its sole member
By:	/s/ THOMAS E. ATKINS Thomas E. Atkins, Manager
/s/ THOMAS E. ATKINS Thomas E. Atkins

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AMENDMENT AGREEMENT

        This Amendment Agreement ("Amendment") is entered into this 1st day of July, 2005, by and among EnerNOC, Inc., a Delaware corporation, having an address of One Faneuil Hall Marketplace, 3rd Floor, Boston, Massachusetts 02109 ("EnerNOC"), Pinpoint Power LLC, a Massachusetts limited liability company, having an address of 1040 Great Plain Avenue, Second Floor, Needham, MA 02492, Pinpoint Power DR LLC and Thomas E. Atkins ("Atkins") (individually, a Party and collectively, the Parties). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Membership Interest Purchase Agreement by and among EnerNOC, Pinpoint Power LLC, Pinpoint Power DR LLC, and Atkins entered into on June 24, 2004 and amended by that certain "Amendment No. 1 to Membership Interest Purchase Agreement" dated May 2005 (as amended, the "MIPA").

        WHEREAS, EnerNOC, Pinpoint Power LLC, Pinpoint Power DR LLC and Atkins are parties to the MIPA and EnerNOC and Atkins are parties to the Employment Agreement executed June 24, 2004 ("Employment Agreement");

        WHEREAS, EnerNOC, Pinpoint Power LLC, Pinpoint Power DR LLC and Atkins have determined that they wish to further amend the MIPA and EnerNOC and Atkins have determined that they wish to amend the Employment Agreement;

        NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties intending to be legally bound agree as follows:

        1.     The MIPA is hereby further amended as follows:

          1.1   Section 1.01 (c) is amended by adding the following defined terms:

            "(xi) "Applicable Cap" shall mean that number of Units as is determined by multiplying the Seller's Capital by the percentage cap described in the then applicable Section 1.01 (b) (ii) (A), (C), (D), (E), or (F).

            (xii) "Buyer Issued Units" shall mean the aggregate number of Units issued by Seller to Buyer pursuant to the provisions of Section 1.01 (b) (ii) (G) irrespective of whether such Units continue to be owned, held, or controlled by Buyer.

            (xiii) "Gross Income of Target" shall mean all income received from ISO New England Inc ("ISO") for 46.05 MW of LRP Resources (as that term is defined in the SWCT Agreement) from: (i) Supplemental Capacity Payments under the SWCT Agreement, (ii) any and all capacity markets, (iii) Load Response Monthly Fees (as that term is defined in the M-LRP Manual), (iv) energy payments resulting from the operation of the LRP Resources pursuant to the ISO's 30 Minute Demand Response Program (as that term is defined in the M-LRP Manual), and (v) released funds from the Escrow Account. For the avoidance of any doubt, such income shall not include revenue received from ISO administered reserve markets.

            (xiv) "Seller's Capital" shall mean the aggregate number of Units, convertible debt, options, and warrants of Seller on an as exercised and/or as if converted basis.

            (xv) "Units" shall mean the units of ownership in Seller."

          1.2   Section 1.01 (c) (vi) is amended by (A) deleting the words "gross income of Target" in line two and replacing them with "Gross Income of Target" and (B) inserting on line twelve after the word "expenses" the following words:

    "(but not including expenses associated with the development and implementation of new revenue streams)"

          1.3   Section 1.01 (b) (ii) is amended by adding the following Section (G):

            "(G) On each date that Buyer issues to Atkins a stock grant described in any of Sections 1.01 (b)(ii)(A)-(F), Seller shall, if necessary, issue to Buyer such additional Units so that immediately after such issuance, the Buyer Issued Units shall be equal to an amount determined by multiplying Seller's Capital by a fraction, the numerator of which is the aggregate number of shares that have then been issued by Buyer to Atkins pursuant to Sections 1.01(b)(A)-(F) and the denominator of which is the Fully Diluted Capital Stock; provided, however, that the Buyer Issued Units shall never exceed the Applicable Cap. It shall be a condition of the issuance of any Unit to Buyer that Buyer first execute a copy of the then current Operating Agreement of Seller. Seller shall have no obligation to make any cash payments to Buyer even if Seller shall be entitled to receive cash payments pursuant to Section 1.01 (b) (i) or (iv) (A) and (B)."

          1.4   In the following provisions, the word "Seller" is hereby amended to read "Atkins":

    (a)
    the first line of Section 1.01 (b) (ii);

    (b)
    the fifth line of Section 1.01 (b) (iii);

    (c)
    the third and eleventh lines of Section 1.01 (b) (iv) (A);

    (d)
    the first line of Section 1.01 (b) (iv) (B); and

    (e)
    the second, seventh, and seventeenth lines of Section 1.01 (b) (vi).

        2.     The Employment Agreement is hereby amended as follows:

          2.1   Section 2 is amended by inserting on line two after the parenthetical ("CEO") the following words:

      "or Chief Operating Officer ("COO") but not both"

          2.2   Section 2 is amended by inserting on line seven after the word "CEO" the following words:

      "or COO, but not both."

          2.3   Schedule C shall be amended by adding the following project:

            5.     Waterside Power, including current and future electric generating facilities and other projects on the site.

          2.4   Section 7 (b) is amended by inserting on line ten after the word "projects" the following words:

      "with the exception of the "Waterside Power" project"

          2.5   Schedule A, Section 3 (Additional Compensation) is amended by inserting on line two after the word "Employer" the following words:

      including Demand Response Resources developed by Atkins for Pinpoint Power DR LLC in excess of 46.05 MW.

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        3.     Except as expressly amended hereby, all terms and conditions set forth in the MIPA and the Employment Agreement shall remain in full force and effect.

ENERNOC, INC.
By:	/s/ TIMOTHY G. HEALY Name: Timothy G. Healy Title: Chief Executive Officer
PINPOINT POWER LLC
By:	/s/ THOMAS E. ATKINS Name: Thomas E. Atkins Title: President
PINPOINT POWER DR LLC
By: EnerNOC, Inc. Its: Sole Member
By:	/s/ TIMOTHY G. HEALY Name: Timothy G. Healy Title: Chief Executive Officer
THOMAS E. ATKINS
/s/ THOMAS E. ATKINS

3

AMENDMENT NO. 3 TO
MEMBERSHIP INTEREST PURCHASE AGREEMENT

        This Amendment No. 3 to Membership Interest Purchase Agreement ("Amendment") is entered into this 7th day of October, 2005 by and among Pinpoint Power LLC, Pinpoint Power DR LLC, Thomas E. Atkins ("Atkins"), and EnerNOC, Inc. ("Buyer").

        WHEREAS, the parties to this Amendment entered into that certain Membership Interest Purchase Agreement dated June 24, 2004 ("Agreement");

        WHEREAS, Amendment No. 1 to the Agreement provides that the first Cash Payment shall be made on October 7, 2005;

        WHEREAS, Amendment No. 1 provides that the first issuance of stock to Atkins shall be made on October 7, 2005;

        NOW, THEREFORE, in consideration of the foregoing and the covenants set forth below, the sufficiency of which is hereby acknowledged, the parties agree to the provisions set forth below.

1.
EnerNOC shall make a Cash Payment to Pinpoint Power LLC today in the amount of $3.0 million. Atkins is hereby authorized to transfer such funds from Pinpoint Power DR LLC to Pinpoint Power LLC.

2.
EnerNOC shall complete its good faith estimate of the amount of the first Cash Payment due Atkins no later than October 31, 2005. The difference between such good faith estimate and $3.0 million shall be paid to Atkins on October 31, 2005.

3.
The first issuance of EnerNOC stock due to Atkins pursuant to the MIPA shall be made on October 31, 2005.

4.
The first issuance of Pinpoint Power LLC Membership Interest due EnerNOC pursuant to the second amendment to the MIPA shall be made on October 31, 2005.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

ENERNOC, INC.
By:	/s/ TIMOTHY HEALY Timothy Healy, Chief Executive Officer
PINPOINT POWER DR LLC
By:	/s/ NEAL ISAACSON Neil Isaacson, Authorized Representative
PINPOINT POWER LLC
By:	/s/ THOMAS E. ATKINS Thomas E. Atkins, Manager

AMENDMENT NO. 4 TO
MEMBERSHIP INTEREST PURCHASE AGREEMENT

        This Amendment No. 4 to Membership Interest Purchase Agreement ("Amendment") is effective as of the 1st day of June, 2005 by and among Pinpoint Power LLC ("Seller"), Pinpoint Power DR LLC ("Target"), Thomas E. Atkins ("Atkins"), and EnerNOC, Inc. ("Buyer") and amends that certain Membership Interest Purchase Agreement dated June 24, 2004, as amended, (the "Agreement").

        WHEREAS, the Agreement was amended by the parties hereto on May 2005, July 1, 2005 and October 7, 2005;

        WHEREAS, the Agreement provides for cash and equity payments to be made to Seller and Atkins, respectively, based on the generation of up to 46.05 Megawatts of supplemental installed capacity (electricity) for the southwest Connecticut region pursuant to the terms of the SWCT Agreement;

        WHEREAS, the Parties originally intended that such cash and equity payments be made to Seller and Atkins based on the generation of 46.05 Megawatts of supplemental installed capacity regardless of whether such electricity is actually generated pursuant to the terms of the SWCT Agreement;

        WHEREAS, the Parties have implemented the terms of the Agreement based on the intention described in the immediately preceding clause, including payments to Seller and Atkins based on the generation of 46.05 Megawatts of supplemental installed capacity regardless of whether such electricity was actually generated;

        WHEREAS, the Parties intend to continue to implement the terms of the Agreement based on their original intention and actual practice;

        WHEREAS, the Parties seek to amend the Agreement to reflect their original intention and actual practice; and

        WHEREAS, the Parties have determined that the most unambiguous method to reflect such original intention and actual practice is to set forth in this Amendment (a) the amount of the cash payments to be made by Buyer to Seller pursuant to the Agreement, and (b) number of shares of Common Stock, $0.001 par value per share, of the Buyer (the "Common Stock") to be issued to Atkins pursuant to the Agreement, each effective as of June 1, 2005;

        NOW, THEREFORE, in consideration of the foregoing and the covenants set forth below, the sufficiency of which is hereby acknowledged, the parties agree to the provisions set forth below.

        (1)   Except as set forth in Section 8 below, capitalized terms used in this Amendment, but not defined in this Amendment shall have the meanings ascribed to them by the Agreement.

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        (2)   Section 1.01(b)(i) and Section 1.01(b)(ii) are hereby deleted and replaced with the following:

  "(i) Cash Payments. Commencing on the Closing Date and continuing through the remainder of the SWCT Term (as defined below), Buyer shall remit to Seller, quarterly, cash payments, payable in immediately payable funds, as follows (the "Cash Payments"):

Period	Payment
Closing date through September 30, 2005	$1,871,540
October 1, 2005 through November 30, 2005	$0
December 1, 2005 through February 28, 2006	$0
March 1, 2006 through May 31, 2006	$196,950
June 1, 2006 through August 31, 2006	$1,177,053
September 1, 2006 through November 30, 2006	$352,468
December 1, 2006 through February 28, 2007	$137,019
March 1, 2007 through May 31, 2007	$282,974
June 1, 2007 through August 31, 2007	$1,147,854
September 1, 2007 through November 30, 2007	$454,958
December 1, 2007 through February 28, 2008	$136,448
March 1, 2008 through May 31, 2008	$303,942
June 1, 2008 through August 31, 2008*	$1,157,855
September 1, 2008 through November 30, 2008*	$516,760
December 1, 2008 through February 28, 2009*	$224,151
March 1, 2009 through May 31, 2009*	$467,645

*
Payment for periods after May 31, 2008 shall only be made in the event that the SWCT Term is renewed for one year by ISO pursuant to the SWCT Agreement.

        Any Cash Payment pursuant to this Section 1.01(b)(i) shall be due within seven (7) days from the end of the quarterly period for which such Cash Payment accrues to Seller (each, a "Due Date"). For instance, the $1,177,053 payment for June 1 through August 31, 2006 shall occur no later than September 7, 2006.

          (ii)   Stock Grants. Buyer shall issue to Atkins the following number of shares of Common Stock:

          (A)  On October 31, 2005, 100,749 shares;

          (B)  On June 1, 2006 (the first anniversary of the Closing Date), 92,041 shares;

          (C)  On June 1, 2007 (the second anniversary of the Closing Date), 65,951 shares;

          (D)  On June 1, 2008 (the third anniversary of the Closing Date), 44,260 shares; and

          (E)  Subject to the renewal of the SWCT Agreement for one additional year by ISO, on June 1, 2009 (the fourth anniversary of the Closing Date), 28,287 shares.

        (3)   Section 1.01(b)(iv) is hereby deleted.

        (4)   Governing Law. This Amendment and the rights and obligations of the Parties hereunder shall be construed in accordance with and governed by the internal laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof. Any legal action or proceeding with respect to this Amendment shall be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts.

        (5)   Amendment Limited. In all other respects, the Agreement is hereby ratified, confirmed and approved, and all terms thereof shall remain in full force and effect.

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        (6)   Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

        (7)   Headings. Headings in this Amendment are included for reference only and have no effect upon the construction or interpretation of any part of this Amendment.

        (8)   Force Majeure. In the event that a Force Majeure Event under the SWCT Agreement causes the ISO to terminate the SWCT Agreement, then Buyer's cash payment and stock grant obligations to Seller under the Agreement shall also terminate, effective upon the termination of the SWCT Agreement. Further, in the event that a Force Majeure Event under the SWCT Agreement causes the ISO to terminate any LRP Resource, then Buyer's cash payment and stock grant obligations to Seller under the Agreement shall be reduced relative to the percentage that such terminated LRP Resource bears to the total LRP Resources initially available under the SWCT Agreement. Capitalized terms used in this Section 8, but not defined in this Amendment shall have the meanings ascribed to them by the SWCT Agreement.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

ENERNOC, INC.
By:	/s/ TIMOTHY HEALY
Timothy Healy, Chief Executive Officer
PINPOINT POWER LLC
By:	/s/ THOMAS E. ATKINS
Thomas E. Atkins, Manager
PINPOINT POWER DR LLC By: EnerNOC, Inc., its sole member
By:	/s/ TIMOTHY HEALY
Name: Timothy Healy Title: Chief Executive Officer
/s/ THOMAS E. ATKINS Thomas E. Atkins

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QuickLinks

TABLE OF CONTENTS
INDEX TO SCHEDULES
INDEX TO EXHIBITS
MEMBERSHIP INTEREST PURCHASE AGREEMENT
ARTICLE I PURCHASE AND SALE OF THE INTERESTS
ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER AND ATKINS
ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER
ARTICLE IV COVENANTS OF SELLER
ARTICLE V COVENANTS OF BUYER
ARTICLE VI CONDITIONS TO BUYER'S OBLIGATIONS
ARTICLE VII CONDITIONS TO SELLER'S OBLIGATIONS
ARTICLE VIII INDEMNIFICATION
ARTICLE IX TERMINATION
ARTICLE X MISCELLANEOUS
Schedule 1.01(c)
Schedule 2.07
Exhibit 2.18 Transfer Instruments
GENERAL INSTRUMENT OF TRANSFER
ASSIGNMENT AND ASSUMPTION AGREEMENT
CERTIFICATE OF ORGANIZATION PINPOINT POWER DR LLC
OPERATING AGREEMENT of PINPOINT POWER DR LLC
Exhibit 7.03 Pinpoint Security Agreement
SECURITY AGREEMENT
AMENDMENT NO. 1 TO MEMBERSHIP INTEREST PURCHASE AGREEMENT
AMENDMENT AGREEMENT
AMENDMENT NO. 3 TO MEMBERSHIP INTEREST PURCHASE AGREEMENT
AMENDMENT NO. 4 TO MEMBERSHIP INTEREST PURCHASE AGREEMENT